Automatic Self Administered YRT Reinsurance Agreement

between

American National Insurance Company

One Moody Plaza, Galveston, TX  77550
(hereinafter referred to as the “Ceding Company”)

and

RGA Reinsurance Company
Chesterfield, MO
 (hereinafter referred to as the “Reinsurer”)

Effective: July 1, 2010

UL2010

Table of Contents

PREAMBLE
1.1           PARTIES TO THE AGREEMENT
1.2           COMPLIANCE
1.3           CONSTRUCTION
1.4           ENTIRE AGREEMENT
1.5           SEVERABILITY

AUTOMATIC REINSURANCE
2.1           GENERAL CONDITIONS
2.2           RETAINED AMOUNTS

FACULTATIVE REINSURANCE

COMMENCEMENT OF LIABILITY
4.1           AUTOMATIC REINSURANCE
4.2           FACULTATIVE REINSURANCE
4.3           CONDITIONAL RECEIPT OR TEMPORARY INSURANCE

REINSURED RISK AMOUNT
5.1           LIFE
5.2           WAIVER OF PREMIUM
5.3           ACCIDENTAL DEATH BENEFIT

PREMIUM ACCOUNTING
6.1           PREMIUMS
6.2           PAYMENT OF PREMIUMS
6.3           DELAYED PAYMENT
6.4           FAILURE TO PAY PREMIUMS
6.5           PREMIUM RATE GUARANTEE

REDUCTIONS, TERMINATIONS AND CHANGES
7.1           REDUCTIONS AND TERMINATIONS
7.2           INCREASES
7.3           RISK CLASSIFICATION CHANGES
7.4           REINSTATEMENT

CONVERSIONS, EXCHANGES AND REPLACEMENTS
8.1           CONVERSIONS
8.2           EXCHANGES AND REPLACEMENTS

CLAIMS
9.1           NOTICE
9.2           PROOFS
9.3           AMOUNT AND PAYMENT OF REINSURANCE BENEFITS
9.4           CONTESTABLE CLAIMS
9.5           CLAIM EXPENSES
9.6           MISREPRESENTATION OR SUICIDE
9.7           MISSTATEMENT OF AGE OR SEX
9.8           EXTRA-CONTRACTUAL DAMAGES

CREDIT FOR RESERVES
10.1           RESERVE METHODOLOGY AND REPORTING

NON-WAIVER; RETROCESSION

RETENTION LIMIT CHANGES

RECAPTURE

GENERAL PROVISION
14.1           CURRENCY
14.2           PREMIUM TAX
14.3           MINIMUM CESSION
14.4           INSPECTION OF RECORDS
14.5           MEDICAL INFORMATION BUREAU

DAC TAX

OFFSET

INSOLVENCY
17.1           INSOLVENCY OF A PARTY TO THIS AGREEMENT
17.2           INSOLVENCY OF THE CEDING COMPANY
17.3           INSOLVENCY OF THE REINSURER

ERRORS AND OMISSIONS

DISPUTE RESOLUTION

ARBITRATION

CONFIDENTIALITY

DURATION OF AGREEMENT

REPRESENTATIONS AND WARRANTIES

EXECUTION

EXHIBITS
A     -     Retention Limits of the Ceding Company
B     -     Plans Covered and Binding Limits
C     -     Forms, Manuals, and Issue Rules
D     -     Allocation Rules for Placement of Facultative Cases
E     -     Reinsurance Premiums
F     -     Conversion Premiums
G     -     Self-Administered Reporting
H     -     Application for Facultative Reinsurance Form
I     -     2001 VBT Smoker/Non-Smoker Distinct Select & Ultimate (Male & Female) ALB rate scale

PREAMBLE

1.1           PARTIES TO THE AGREEMENT

This is a YRT agreement for indemnity reinsurance (the “Agreement”) solely between American National Insurance Company of Texas (the “Ceding Company”), and RGA Reinsurance Company of Missouri (the “Reinsurer”), collectively referred to as the “parties”.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

The Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assigns.

1.2           COMPLIANCE

This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

The Ceding Company represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event that the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

1.3           CONSTRUCTION

This Agreement will be construed in accordance with the laws of the state of Texas.

1.4           ENTIRE AGREEMENT

This Agreement and Exhibits constitute the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and Exhibits. In the event of any discrepancy between the Agreement and the Exhibits, the Exhibits will control.  Any change or modification to this Agreement and Exhibits will be null and void unless made by amendment to this Agreement and signed by both parties.

1.5           SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

AUTOMATIC REINSURANCE

2.1           GENERAL CONDITIONS

On and after the effective date of this Agreement, the Ceding Company will automatically cede to the Reinsurer a portion of the life insurance policies, supplementary benefits, and riders listed in Exhibit B. The insured, at the time of the application, must be a permanent resident of the United States or Canada.

The Reinsurer will automatically accept its share of the above-referenced policies up to the limits shown in Exhibit B, provided that:

a.	the Ceding Company keeps its full retention, as specified in Exhibit A, or otherwise holds its full retention on a life under previously issued inforce policies

b.
the Ceding Company applies the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled “Underwriting Guidelines, Practices and Procedures” and any Material Changes consented to in writing by the Reinsurer;

c.
the total of the new ultimate face amount of reinsurance required including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between the Reinsurer and the Ceding Company, does not exceed the Automatic Binding Limits set out in Exhibit B

d.
the total new ultimate face amount of life insurance in force in all companies, including any coverage to be replaced plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit stated in Exhibit B, and

e.
the application is on a life that has not been submitted facultatively to the Reinsurer or any other reinsurer within the last 2 years, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

f.           the application is on a life that is not a professional athlete.  A professionalathlete is an individual who is a teammember in any of the four majorU.S. professional sports –National Football League (NFL), NationalBasketball Association (NBA), Major League Baseball (MLB) or National Hockey League (NHL).

For purposes of this Article “ultimate face amount” will mean the projected maximum policy face amount that could be reached based on reasonable assumptions made about the policy.

If the Ceding Company is already on the risk for its retention under previously issued policies, the Reinsurer will automatically accept reinsurance for newly issued policies according to the limits set out in Exhibit A, provided the Ceding Company has complied with the Forms, Manuals and Issue Rules specified in Exhibit C, that would have applied if the new policy had fallen completely within the Ceding Company’s retention.

2.2           RETAINED AMOUNTS

The Ceding Company may not reinsure the amount it has retained on the business covered under this Agreement, on any basis, without prior notification to the Reinsurer.

FACULTATIVE REINSURANCE

3.1	The Ceding Company may submit any application on a plan or rider identified in Exhibit B to the Reinsurer for its consideration on a facultative basis.

The Ceding Company will apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Facultative Reinsurance, providing the information outlined in Exhibit H. Accompanying this Application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners’ reports, attending physicians’ statements, inspection reports, ultimate amount applied for in all companies, ultimate amount to be placed in all companies and ultimate amount to be in force in all companies, and any other information bearing on the insurability of the risk. The Ceding Company also will notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be immediately transmitted to the Reinsurer.

After consideration of the Application for Facultative Reinsurance and related information, the Reinsurer will promptly inform the Ceding Company of its underwriting decision. The Reinsurer’s offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer.

If the underwriting decision is acceptable, the Ceding Company will notify the Reinsurer in writing of its acceptance of the offer. If any risk is to be submitted to more than one reinsurer for consideration, the Allocation Rules for Placement of Facultative Cases as outlined in Exhibit D will apply.

The relevant terms and conditions of this Agreement will apply to those facultative offers made by the Reinsurer and accepted by the Ceding Company.

COMMENCEMENT OF LIABILITY

4.1           AUTOMATIC REINSURANCE

For automatic reinsurance, the Reinsurer’s liability will commence at the same time as the Ceding Company’s liability.

4.2           FACULTATIVE REINSURANCE

For facultative reinsurance, the Reinsurer’s liability will commence at the same time as the Ceding Company’s liability, provided that the Reinsurer has made a facultative offer and that offer was accepted during the lifetime of the insured, in accordance with the terms of this Agreement.

4.3           CONDITIONAL RECEIPT OR TEMPORARY INSURANCE

Reinsurance coverage under a Conditional Receipt or Temporary Insurance Agreement is limited to the Reinsurer’s share of amounts within the Conditional Receipt or Temporary Insurance Agreement specified in Exhibit B. The Reinsurer will accept liability provided that:
a. the Reinsurer has reviewed and approved the Conditional Receipt form or Temporary Insurance Agreement; and

b. the risk is eligible for Automatic reinsurance under this Agreement; or the Reinsurer has made a Facultative offer and the Ceding Company would have accepted that offer based on the allocation rules for placement of Facultative cases in Exhibit D; and

c. the Ceding Company, its agents, or representatives have followed its normal cash-with-application procedures for such coverage.

REINSURED RISK AMOUNT

5.1           LIFE

For policies with the level death benefit option, the net amount at risk of the policy is defined as the policy face amount less the reserve.  For policies with the varying death benefit option, the net amount at risk of the policy is defined as the policy face amount.  The reinsured net amount at risk for automatic policies is determined by multiplying the total net amount at risk on the policy by the Reinsurer’s share as defined in Exhibit B.  For variable amount plans, the net amount at risk is calculated using the reserve at the end of annual reinsurance billing period. The Ceding Company will maintain a quota share retention on each policy, up to the maximum limits of its retention per life for the insured’s issue age and rating, as shown in Exhibit A. Risk amounts above that limit will be reinsured under the terms of this Agreement on an excess basis.

Any change in the net amount at risk due to changes in the policy’s reserve will be allocated proportionately between the Ceding Company and the Reinsurers.

5.2           WAIVER OF PREMIUM

Waiver of Premium will not be reinsured.

5.3           ACCIDENTAL DEATH BENEFIT

The Accidental Death Benefit will not be reinsured.

PREMIUM ACCOUNTING

6.1           PREMIUMS

Reinsurance premium rates for life insurance and other benefits reinsured under this Agreement are shown in Exhibit E. The rates will be applied to the reinsured net amount at risk.

The Ceding Company will pay the Reinsurer premiums in accordance with the terms specified in Exhibit E.

6.2           PAYMENT OF PREMIUMS

Reinsurance premiums are payable annually in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within 30 days after the end of the month, will send the Reinsurer a statement that contains the information shown in Exhibit G, showing reinsurance premiums due for that period.  If an amount is due the Reinsurer, the Ceding Company will remit that amount together with the statement. If an amount is due the Ceding Company, the Reinsurer will remit such amount within 30 days of receipt of the statement for undisputed amounts.

6.3           DELAYED PAYMENT

The Remittance Date is defined as 30 days after the end of the reporting period.

6.4           FAILURE TO PAY PREMIUMS

The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within 60 days of the Remittance Date, the Reinsurer will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination after such 60 day period, it will give the Ceding Company 15 days prior written notice of its intention. Such notice will be sent by certified mail.

If all reinsurance premiums in arrears, including any that become in arrears during the 15 day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date to which premiums have been paid for each. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their Remittance Dates.

Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within 30 days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice the Reinsurer’s right to collect premiums and interest due for the period during which reinsurance was in force prior to the expiration of the 15 days notice.

The Ceding Company will not force termination under the provisions of this Article solely to avoid the provisions regarding recapture in Article 13, or to transfer the reinsured policies to another reinsurer.

6.5           PREMIUM RATE GUARANTEE

While it is not anticipated that the Reinsurer will raise its rates, the YRT reinsurance rates set out in this sub-section are guaranteed to the extent that in the 2nd year and later the Reinsurer reserves the right to increase the premiums for reinsurance but not above the statutory net premium.

If the Reinsurer exercises its rights to increase reinsurance premiums under this Agreement in an amount greater than that required to ensure that the Reinsurer will participate in the Reinsurer’s share of any increases in premium rates, costs, charges or fees as implemented by the Company with respect to the Reinsured Policies, the Company may recapture the Reinsured Policies as to which reinsurance rates have been increased regardless of the Reinsured Policies’ duration in force.   If the Ceding Company elects to recapture reinsurance under this provision, unearned premiums, net of outstanding balances, will be calculated and paid by the party with the positive balance.

REDUCTIONS, TERMINATIONS AND CHANGES

Whenever a change is made in the status, plan, amount or other material feature of a policy reinsured under this Agreement, the Reinsurer will, upon receipt of notification of the change, provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. The Ceding Company will notify the Reinsurer of any such change within 60 days of its effective date.

7.1           REDUCTIONS AND TERMINATIONS

In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement or any other agreement, the Ceding Company will reduce or terminate reinsurance on that life. The reinsured amount on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its retention as defined under this Agreement.

The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. If a fully retained policy on a life that is reinsured under this Agreement is terminated or reduced, the Ceding Company will reduce the existing reinsurance on that life by a corresponding amount, with the reinsurance on the oldest policy being reduced first. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy or policies will be terminated.

If the reinsurance for a reinsured policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.

A reduction to one of the Ceding Company’s policies not reinsured hereunder will require that the Ceding Company’s retention be increased to its full retention.

The Reinsurer will refund any unearned reinsurance premiums net of allowances. However, the reinsured portion of any policy fee will be deemed earned for a policy year if the policy is reinsured during any portion of that policy year.

7.2           INCREASES

a.	Noncontractual Increases
If the amount of insurance is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures and will be considered new reinsurance under this Agreement. The Reinsurer’s approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B.

The Ceding Company and the Reinsurer will share the increased amount proportionately. Once the Ceding Company’s maximum retention has been reached, the remaining amount will be reinsured on an excess basis.

b.	Contractual Increases
For policies reinsured on an automatic basis, reinsurance of increases in amount resulting from contractual policy provisions will be accepted only up to the Automatic Binding Limits shown in Exhibit B.

For policies reinsured on a facultative basis, reinsurance will be limited to the ultimate amount shown in the Reinsurer’s facultative offer. Reinsurance premiums for contractual increases will be on a point-in-scale basis from the original issue age of the policy.

7.3           RISK CLASSIFICATION CHANGES

If the policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company’s normal underwriting practices. Risk classification changes on facultative policies will be subject to the Reinsurer’s approval.

7.4           REINSTATEMENT

If a policy reinsured on an automatic basis is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures, the Reinsurer will, upon notification of reinstatement, reinstate the reinsurance coverage. The Reinsurer’s approval is required for the reinstatement of a facultative policy if the Ceding Company’s regular reinstatement rules indicate that evidence of insurability, in addition to a statement of good health, is required. Upon reinstatement of the reinsurance coverage, the Ceding Company will pay the contractual reinsurance premiums plus accrued interest for the period and at the interest rate which it receives on premiums in arrears.

CONVERSIONS, EXCHANGES AND REPLACEMENTS

If a policy reinsured under this Agreement is converted, exchanged or replaced, the Ceding Company will promptly notify the Reinsurer as specified in Exhibit G. Unless mutually agreed otherwise, policies that are not reinsured with the Reinsurer and that exchange or convert to a plan covered under this Agreement will not be reinsured hereunder.

8.1           CONVERSIONS

The Reinsurer will continue to reinsure policies resulting from the contractual conversion of any policy reinsured under this Agreement, in an amount not to exceed the original amount reinsured hereunder. If the plan to which the original policy is converting is reinsured by the Reinsurer, either under this Agreement or under a different Agreement, reinsurance premium rates for the resulting converted policy will be those contained in the Agreement that covers the plan to which the original policy is converting. However, if the new plan is not reinsured by the Reinsurer, reinsurance premiums for a policy resulting from a contractual conversion will use the rates shown in Exhibit F. Reinsurance premiums and any allowances for conversions will be on a point-in-scale basis from the original issue age of the policy.

If the conversion results in an increase in the risk amount, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. The Reinsurer will accept its share of such increases, subject to the new business provisions of this Agreement. Reinsurance premiums and any allowances for increased risk amounts will be first-year premiums at the agreed-upon premium rate.

8.2           EXCHANGES AND REPLACEMENTS

A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements. If the Ceding Company’s guidelines treat the policy as new business, then the reinsurance will also be considered new business. For purposes of this Article, new business is defined as those policies on which:

a.	the Ceding Company has obtained complete and current underwriting evidence on the full amount; and

b.	the full normal commissions are paid for the new plan; and

c.	the Suicide and Contestable provisions apply as if the policy were newly issued.

The Reinsurer’s approval to exchange or replace the policy will be required if the original policy was reinsured on a facultative basis.

If the Ceding Company’s guidelines do not treat the policy as new business, the exchange or replacement will continue to be ceded to the Reinsurer. The rates will be based on the original issue age, underwriting class and duration since the issuance of the original policy.

CLAIMS

Claims covered under this Agreement include only death claims, and any additional benefits specified in Exhibit B, which are provided by the underlying policy and are reinsured under this Agreement.  If the policy is a survivorship policy, the claim is payable upon the deaths of both insureds on a policy reinsured under this Agreement.

9.1           NOTICE

The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives a claim on a policy reinsured under this Agreement.  For Joint Last Survivor plans, the Ceding Company, if notified, will also notify the Reinsurer of the first death.

9.2           PROOFS

The Ceding Company will promptly provide the Reinsurer with proper claim proofs, including a copy of the proof of payment by the Ceding Company, and copies of the death certificates for both insureds, where applicable. In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim.  The Reinsurer may be consulted during the course of the claim investigation, and the Ceding Company will attempt to provide any pertinent documentation requested by the Reinsurer.

9.3           AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

As soon as the Reinsurer receives proper claim notice and proof of the claim, the Reinsurer will promptly pay the reinsurance benefits due the Ceding Company. The Reinsurer will pay claims eligible for coverage under this Agreement.  It is the Ceding Company’s sole decision to determine whether a claim is payable.

The total reinsurance recoverable from all companies will not exceed the Ceding Company’s total contractual liability on the policy, less the amount retained. The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with the Reinsurer. The Reinsurer will also pay its proportionate share of the interest that the Ceding Company pays on the death proceeds until the date of settlement.

Life benefit payments will be made in a single sum, regardless of the Ceding Company’s settlement options.

9.4           CONTESTABLE CLAIMS

The Ceding Company will promptly notify the Reinsurer of any challenge by one or more beneficiaries to a denial of a claim payment involving a reinsured policy. Once notified, the Reinsurer will have 10 business days to notify the Ceding Company in writing of its decision to decline participation in the contest, compromise, or litigation resulting from the challenge to the denial of claim payment. If the Reinsurer does not respond within this 10 business day period, it shall be presumed that the Reinsurer is joining the contest.

If the Reinsurer does not decline participation and the Ceding Company’s contest, compromise, or litigation results in a reduction or increase in liability, the Reinsurer will share in any such reduction or increase in proportion to its share of the risk on the contested policy.

If the Reinsurer declines to be a party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation.  The Reinsurer will also pay its Proportionate Share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party.

9.5           CLAIM EXPENSES

The Reinsurer will pay its share of reasonable claim investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has discharged its liability pursuant to Section 9.4 above. If the Reinsurer has so discharged its liability, the Reinsurer will not participate in any expenses incurred thereafter.

The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company’s home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.6           MISREPRESENTATION OR SUICIDE

If the Ceding Company returns premium to the policyowner or beneficiary as a result of misrepresentation, the Reinsurer will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.  In the event of a claim settlement under the suicide provision of the policy, the Reinsurer will pay their proportionate share of the policy proceeds.

9.7           MISSTATEMENT OF AGE OR SEX

In the event of a change in the amount of the Ceding Company’s liability on a reinsured policy due to a misstatement of age or sex, the Reinsurer’s liability will change proportionately.  According to the policy form, the death benefit shall be that which could have been purchased by the most recent Cost of Insurance deduction at the correct age or sex.

9.8           EXTRA-CONTRACTUAL DAMAGES

Except as provided herein, the Reinsurer will not participate in Punitive Damages, Compensatory Damages or Statutory Penalties that are awarded against the Ceding Company as a result of an act, omission, or course of conduct occurring at any time which was committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement.

Unless the Reinsurer has declined to be a party to the action, it will indemnify the Ceding Company for its proportionate share of any Punitive Damages, Compensatory Damages, Statutory Penalties and legal fees and expenses incurred in the defense thereof to the extent such damages or penalties are derived solely from the Ceding Company's decision to deny the claim. If the Ceding Company has other policies of insurance which cover such damages, penalties, fees and expenses, the Reinsurer's liability will be reduced so that the total indemnification of the Ceding Company from all sources is not more than the amount of such damages, penalties, fees and expenses.

For purposes of this Article, the following definitions will apply.

“Punitive Damages” are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

“Compensatory Damages” are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

“Statutory Penalties” are those amounts awarded as a penalty, but are fixed in amount by statute.

CREDIT FOR RESERVES

10.1           RESERVE METHODOLOGY AND REPORTING

The Parties intend that the Ceding Company be able to recognize the reinsurance ceded under this Agreement in its statutory financial statements filed in the Ceding Company’s state of domicile (“Credit”). The Parties agree to make all reasonable efforts to ensure that this is accomplished.

NON-WAIVER; RETROCESSION

11.1
No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

RETENTION LIMIT CHANGES

12.1
If the Ceding Company changes its maximum retention limits as shown in Exhibit A, it will provide the Reinsurer with written notice of the intended changes ninety (90) days in advance of their effective date.

A change to the Ceding Company’s maximum retention limits will not affect the reinsured policies in force at the time of such change except as specifically provided elsewhere in this Agreement.  Furthermore, unless agreed between the parties, an increase in the Ceding Company’s retention schedule will not effect an increase in the total risk amount that it may automatically cede to the Reinsurer.

RECAPTURE

13.1
Whenever the Ceding Company increases its Maximum Limits of Retention applicable to all new business (the “Current Retention”) over the prior Maximum Limits of Retention (the “Prior Retention”), the Ceding Company has the option to recapture certain risk amounts.

If the Ceding Company has maintained its Maximum Limit of Retention in effect as of the later of the reinsurance Commencement Date or the issue date for the Policy, it may apply its Current Retention to reduce the amount of reinsurance inforce as follows:

a. the Ceding Company shall give the Reinsurer written notice 60 days prior to the effective date of the intended recapture;

b. the reduction of reinsurance on affected Policies will be prospective and become effective on the Policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a Policy has been inforce for at least the time specified in Exhibit E.4;

c. if any Policy is recaptured, all Policies eligible for recapture under this Article shall be recaptured in a consistent manner; and
d. the Ceding Company shall increase its retained amount on each reinsured life up to the Current Retention.

The Ceding Company may not revoke its election to recapture Policies becoming eligible at future anniversaries.

The amount of reinsurance eligible for recapture is based on the Reinsured Net Amount at Risk as of the date of recapture. If portions of the Policy have been ceded to more than one reinsurer, the Ceding Company shall allocate the reduction in reinsurance so that the amount reinsured by each reinsurer after the reduction is proportionately the same had the Current Retention been in effect on the date reinsurance for such Policy commenced under Article 4 - Commencement of Liability.

GENERAL PROVISION

14.1           CURRENCY

All payments and reporting by both parties under this Agreement will be made in United States dollars.

14.2           PREMIUM TAX

The Reinsurer will not reimburse the Ceding Company for premium taxes.

14.3           MINIMUM CESSION

The Ceding Company will not cede a policy to the Reinsurer unless the amount to be reinsured at issue exceeds the Initial Minimum Cession amount shown in Exhibit B.

Reinsurance will be cancelled on any policy when its reinsured net amount at risk falls below the Trivial Amount limit shown in Exhibit B.

14.4           INSPECTION OF RECORDS

The Reinsurer, or its duly authorized Representatives, shall have the right to visit the offices of the Ceding Company to inspect, examine, audit, copy, and verify all records and documents of the Ceding Company relating to Policies, during regular business hours, after giving reasonable prior notice. This right will survive the termination of this Agreement for new business. The Ceding Company shall cooperate with and facilitate any such inspection, and upon request of the Reinsurer, shall make available to the Reinsurer such officers and employees of the Ceding Company as the Reinsurer may reasonably request to provide information concerning the Policies. The Ceding Company shall provide a reasonable workspace during the inspection.

All expenses of conducting the inspection shall be borne solely by the Reinsurer, other than those expenses incidental to cooperating with the audit and producing the requested materials. The Ceding Company and the Reinsurer shall work together to reduce the costs of inspections to the fullest extent practicable by making documents and other data available electronically and taking such other steps as may be required to enable the conduct of “desk audits.”

14.5           MEDICAL INFORMATION BUREAU

It is the Ceding Company’s responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines.

14.6           FORMS, MANUALS, & ISSUE RULES

The Ceding Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date, have been supplied to the Reinsurer.

The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its underwriting guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

14.7           ANTI-MONEY LAUNDERING

The Ceding Company has established and will maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments

DAC TAX

15.1
The parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

a.	The term ‘party’ refers to either the Ceding Company or the Reinsurer, as appropriate.
b.	The terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992.
c.
The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

d.
Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.  If requested, the Ceding Company will provide supporting information reasonably requested by the Reinsurer.  (The term “net consideration” means “net consideration” as defined in Regulation Section 1.848-2(f));

e.	This DAC Tax Election will be effective for the first table year in which this Agreement is effective and for all years for which this Agreement remains in effect.
f.
The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective.  Such schedule will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848.2(g)(8) has been made.

g.
Both the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

OFFSET

16.1
Any debts or credits, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid.

The right of offset will not be affected or diminished because of the insolvency of either party.

INSOLVENCY

17.1           INSOLVENCY OF A PARTY TO THIS AGREEMENT

A party to this Agreement will be deemed insolvent when it:
a.	applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or
b.	is adjudicated as bankrupt or insolvent; or
c.
files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation, conservation or similar law or statute; or

d.	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

17.2           INSOLVENCY OF THE CEDING COMPANY

In the event of the insolvency of the Ceding Company, reinsurance under this Agreement shall be payable by the Reinsurer, on the basis of the liability of the Ceding Company under the Policies, directly to the liquidator of the Ceding Company, without diminution because of the insolvency of the Ceding Company, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator.

In the event of insolvency of the Ceding Company, the liquidator shall give written notice to the Reinsurer of all pending claims against the Ceding Company on any Policies, within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim, and a majority in interest elects to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

The Reinsurer will not be or become liable for any amounts or reserves to be held by the Ceding Company on the Policies.

17.3           INSOLVENCY OF THE REINSURER

In the event of the insolvency of the Reinsurer, the Ceding Company may cancel this Agreement for new business by promptly providing the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective the date on which the Reinsurer's insolvency is established by the authority responsible for such determination.  Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

In addition, the Ceding Company may provide the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice within 30 days of the insolvency of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Ceding Company on the policies reinsured hereunder.  The effective date of a recapture due to insolvency would be at the election of the Ceding Company and would not be earlier than the date on which the Reinsurer's insolvency is established by the authority responsible for such determination.   If reinsurance is terminated according to this Article, the net GAAP reserve then held by the Reinsurer with respect to the recaptured liabilities shall be payable from the Reinsurer to the Ceding Company.

ERRORS AND OMISSIONS

18.1
An unintentional error, omission, oversight, delay or misunderstanding (collectively “Error”) in the administration of this Agreement by either Party shall not invalidate the reinsurance provided hereunder. As soon as reasonably possible after discovery, notice shall be provided, the Error shall be rectified, and both Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

If it is not possible to restore each Party to the position it would have occupied but for the Error, the Parties shall endeavor in good faith to promptly resolve the situation in a manner that most closely approximates the intent of the Parties, as evidenced by this Agreement. Any resolution made to correct such an Error will not set a precedent for any similar subsequent Error.

The provisions of this Article shall not relieve either Party of its obligation to perform within the time periods specified for such obligations in this Agreement or as otherwise mutually agreed.

The Reinsurer will not provide reinsurance for policies that do not satisfy the parameters of this Agreement nor will the Reinsurer be responsible for negligent or deliberate acts or for repetitive errors in administration by the Ceding Company.

DISPUTE RESOLUTION

19.1
In the event of a dispute arising out of or relating to this agreement, the parties agree to the following process of dispute resolution. Within 15 days after the Reinsurer or the Ceding Company has first given the other party written notification of a specific dispute, each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within 30 days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional 30 days.

ARBITRATION

20.1
It is the intention of the Parties that the customs and practices of the life insurance and life reinsurance industries shall be given full effect in the operation and interpretation of this Agreement. The Parties agree to act in all things with utmost good faith.  However, if the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 19 - Dispute Resolution, the dispute shall be decided through arbitration.

Arbitration shall be initiated by the delivery of a written notice by certified mail of demand for arbitration by one Party to the other. Such demand shall contain a brief statement of the issue(s), the failure on behalf of the Parties to reach amicable agreement, and the appointment of that Party’s arbitrator. Within 30 days of its receipt of the demand, the receiving Party shall respond in writing, naming its arbitrator.

There shall be three arbitrators who will be disinterested current or former officers or directors of life insurance or life reinsurance companies, other than the Parties to this Agreement or their affiliates. If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the American Arbitration Association will appoint an arbitrator for the party that has failed to do so.  The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the American Arbitration Association for such appointment. The two arbitrators shall then select the third arbitrator.

The arbitration hearing shall be held in Galveston, TX unless mutually agreed upon by the arbitrators.

The arbitrators shall view this Agreement as an honorable engagement between the Parties. They shall base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and life reinsurance industries, rather than on a strict interpretation of the law. The decision of the arbitrators shall be made by majority rule and shall be submitted in writing. The decision shall be final and binding on both Parties. Either Party to the arbitration may petition any court having competent jurisdiction to reduce the decision to judgment.

Unless the arbitrators decide otherwise, each Party shall bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The Parties shall jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

This Article shall survive termination of this Agreement.

CONFIDENTIALITY

21.1
Reinsurer hereby acknowledges that from time to time in the performance of its duties and obligations under the Agreement, Reinsurer may receive certain information about policyholders or certificate holders of Insurer that may be characterized as “Nonpublic Personal Information” under Title V of the federal Gramm-Leach-Bliley Act and/or state insurance laws and/or regulations enacted and/or promulgated in accordance therewith (collectively the “Privacy Act”).  “Nonpublic Personal Information” includes any personally identifiable financial and/or health information about Insurer’s customers, and any list, description or other grouping of customers that is derived using any personally identifiable information that is not publicly available.

Reinsurer and Insurer hereby acknowledge and agree that they are “nonaffiliated third parties” with respect to one another for purposes of the Privacy Act.  Reinsurer and Insurer further acknowledge and agree that Insurer’s disclosure of nonpublic personal information to Reinsurer under this Agreement is made under one or more exceptions to the Privacy Act’s opt-out or opt-in requirements.  Reinsurer agrees not to disclose the nonpublic personal information received from Insurer to any other person or to use the nonpublic personal information received pursuant to this Agreement except:  (1) as necessary in the ordinary course of business in order to carry out Reinsurer’s obligations under this Agreement; or (2) as allowed under a recognized exception or permitted redisclosure under the Privacy Act.  This provision shall survive the termination of this Agreement.

21.2    The Ceding Company and the Reinsurer agree that Proprietary Information will be treated as confidential.  Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, applications and contract forms, and the specific terms and conditions of this Agreement.

Proprietary Information will not include information that:
a.	is or becomes available to the general public through no fault of the party receiving the Proprietary Information (the “Recipient”);
b.	is independently developed by the Recipient;
c.	is acquired by the Recipient from a third party not covered by a confidentiality agreement; or
d.	is disclosed under a court order, law or regulation.

This provision does not prohibit the sharing of information with Retrocessionaires or other parties engaged to provide services in connection with this Agreement, to the extent necessary to provide such services, provided that such Retrocessionaires and parties shall have agreed to maintain the confidentiality of such information.

The parties will not disclose such information to any other parties unless the disclosure is, in the reasonable judgment of either Party, required or deemed advantageous (in terms of pricing, ease of execution or otherwise) for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing, as requested by external auditors, as required by court order, or as required or allowed by law or regulation.

The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

DURATION OF AGREEMENT

22.1
This Agreement is indefinite as to its duration. The Ceding Company or the Reinsurer may terminate this Agreement with respect to the reinsurance of new business by giving 90 days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

During the 90 day notification period, the Ceding Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all reinsured policies will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.  All provisions of this Agreement will survive its termination to the extent necessary to carry out the purpose of this Agreement.

REPRESENTATIONS AND WARRANTIES

23.1           Each party represents and warrants to the other party that it is solvent on a statutory basis inall states in which it does business or is licensed.  Each party will promptly notify the other ifit is subsequently financially impaired.

The parties agree that this Agreement is entered into with the understanding that theprinciples of good faith traditional to reinsurance shall be adhered to in the formation andperformance of this Agreement and shall govern the parties’ rights and obligations.  ThisAgreement is entered into in reliance of the utmost good faith of the parties including, for example, their warranties, representations and disclosures.

The Ceding Company affirms that it has and will continue to disclose all matters material tothis Agreement.  Examples of such matters are a Material Change in underwriting, claims orissue practices or philosophy, or a change in the Ceding Company’s ownership or control.

EXECUTION

24.1
This Agreement is effective as of July 1, 2010, and applies to all eligible policies with issue dates on or after such date, not withstanding that such policies may have been backdated for up to six (6) months to save age.  This Agreement has been made in duplicate and is hereby executed by both parties.

American National Insurance Company                                                                RGA Reinsurance Company

By:       ____________________________                                                          By:           ____________________________
(signature)                                                                (signature)

____________________________                                                                    ____________________________
(print or type name)                                                                (print or type name)

Title:   ________________________                                                                Title:           _______________________

Date:   ________________________                                                                           Date:    _______________________

Location: Galveston, TX                                                                Location:

Attest:____________________________                                                                           Attest:           ____________________________
(signature)                                                                (signature)

Title:    ________________________                                                                Title:     _______________________

EXHIBIT A
Retention Limits of the Ceding Company

A.1

(a)      Life Insurance – Maximum Limits of Retention

Issue Age	Standard – Table [ 16]
0-85	700,000

(b)      First Dollar Quota Share – Ceding Company’s Quota Share Percentage
The Ceding Company will retain 100% of all policies with face amounts less than $500,000 and 25.0% of all other policies, up to the above maximum dollar retention limits.

A.2 WAIVER OF PREMIUM DISABILITY BENEFITS
Not Reinsured

A.3 ACCIDENTAL DEATH BENEFITS
Not Reinsured

EXHIBIT B
Plans Covered and Binding Limits

B.1 PLANS, RIDERS AND BENEFITS
Policies issued on plans with effective dates within the applicable period shown below may qualify for automatic reinsurance under the terms of this Agreement.

Plan Identification	Policy Form	Commencement Date	Rate Basis (Exh. E.1)
Executive UL Indexed UL Indexed UL Additional Protection Benefit Rider VUL2008 Level Term Rider Other Insured Rider	EXEC-UL, EXEC-ULU IUL08, IUL08U, IUL08TE ULAPBR08 WQVUL08, GWQVULP08, GWQVULC08 ULLTR, ULLTRU ULOIR, ULOIRU	July 1, 2010 July 1, 2010 July 1, 2010 July 1, 2010 July 1, 2010 July 1, 2010	1 1 1 2 Same as base product Same as base product

B.2 BASIS
The Reinsurer’s share will be 33.333333% of the total ceded amount on each policy on a first dollar quota share basis. This amount will not exceed the Reinsurer’s share of the maximum Automatic Binding Limits specified in Exhibit B.3.

B.3 AUTOMATIC BINDING LIMITS
 (a)           Life

(Pool) Maximum
Issue Ages	Standard – Table 4	Table 5 – Table 8	Table 9 – Table 16
0-70 71-80 81-85	$20,000,000 $10,000,000 $5,000,000	$20,000,000 $5,000,000 $0	$20,000,000 $0 $0

The (pool) maximum autobind amounts above include the Ceding Company’s retention. Furthermore, the Ceding Company will notify the Reinsurer, as soon as reasonably possible, of any policy issued with a face amount in excess of 20 times the Ceding Company’s retention limit.

(b)      Waiver of Premium Disability Benefits: Not Reinsured

B.4 JUMBO LIMITS
The Ceding Company will not cede any risk automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below. Should it be discovered after policy issue, by either party, that the actual total amount of life insurance in force and applied for at the time of application was in excess of the Jumbo Limit of this agreement, the Reinsurer agrees to cover the risk up to the lesser of a) its available retention, or b) the amount it would have accepted under this agreement had the risk been within the Jumbo Limit.

(a)           Life: $50,000,000

(b)           Waiver of Premium Disability Benefits: Not Reinsured.

B.5 CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

The amount of coverage provided by the Reinsurer under a Conditional Receipt (or Interim Receipt) will not exceed the lesser of:

1.	The Reinsurer's share of $500,000; or

2.	The Automatic Acceptance Limits; or

3.
The Reinsurer's share of the difference between the amount of insurance provided by the Conditional Receipt (or Interim Receipt) and the Ceding Company's maximum retention assuming the life had been underwritten as standard.  The Ceding Company's retention will include any amounts retained under any in force policies on the life.

B.6 CESSION LIMITS

(a)      Minimum Initial Cession: Total amount ceded to all reinsurers must equal or exceed $75,000

(b)      Trivial Amount: Total amount ceded to all reinsurers must equal or exceed $25,000

B.7 ISSUE AGES

Plans	Issue Ages
Executive UL	0-85
Indexed UL	0-85
Variable UL	0-85

Issue ages 0 to 15 will be reinsured at the Standard Non Tobacco rates as shown in Exhibit E.1.

Issue ages 16 to 17 will be reinsured at either the Standard Non Tobacco or Standard Tobacco rates as shown in Exhibit E.1.

EXHIBIT C
Forms, Manuals and Issue Rules

The Ceding Company affirms that the following have been supplied to the Reinsurer and are in use as of the effective date of this Agreement:

1.	Policy Application Form(s)
ICC0910193 Rev. 02-09

2.           Underwriting Requirements Grid (medical and non-medical)
Form 10182 Rev. 01/10

3.           Underwriting Guidelines/Rules
American National Guidelines.pdf 2/16/05

4.           Preferred Underwriting Criteria or Rules
Preferred2010changes.xls

5.           Policy Form(s)
Cash Accumulation UL Specs 11-29-07.pdf, EXEC-UL
VUL_08_Specs_2008-08-28.pdf, VUL
Indexed_UL_Specs.pdf, IUL

6.           Supplemental Benefit and Rider Form(s)

7.           Premium Rates
VBT2001ALB.xls

The Ceding Company affirms that the following Underwriting Manual is in use as of the effective date of this Agreement:

Swiss Re Manual

EXHIBIT D
Allocation Rules for Placement of

Facultative Cases

First, best offer will be accepted.

EXHIBIT E
Reinsurance Premiums

E.1 LIFE
Plans covered under this Agreement will be reinsured on a YRT basis. Reinsurance premiums will be based on the 2001 VBT Smoker/Non-Smoker Distinct Select & Ultimate (Male & Female) ALB rate scale shown in Exhibit I, times the following multiples in all years:

Basis 1: Executive UL and Indexed UL

Plans		Male			Female
	Issue age	0-60	61-70	71+	0-60	61-70	71+
Life	Preferred Plus Non Tobacco	43%	47%	55%	50%	58%	61%
	Preferred Non Tobacco	50%	54%	57%	58%	65%	65%
	Standard Plus Non Tobacco	56%	59%	59%	64%	70%	70%
	Standard Non Tobacco	69%	69%	69%	78%	78%	78%
	Preferred Tobacco User	60%	69%	77%	74%	96%	104%
	Standard Tobacco User	76%	84%	84%	91%	114%	114%

Basis 2: Variable UL

Plans		Male			Female
	Issue age	0-60	61-70	71+	0-60	61-70	71+
Life	Preferred Non Tobacco	45%	47%	55%	48%	52%	52%
	Standard Non Tobacco	68%	68%	68%	73%	73%	73%
	Standard Tobacco User	69%	79%	79%	80%	105%	105%

E.2 AGE BASIS
Age Last Birthday

E.3 POLICY FEES
The Reinsurer will not participate in any policy fees.

E.4 RECAPTURE PERIOD
Number of years: 20

E.5 SUBSTANDARD RATINGS
Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.
Discounts are the same as those for standard life coverage.

E.6 EXTRAS
The total premium remitted to the Reinsurer will include the flat extra premium minus the discounts shown below.

Type of Flat Extra Premium                                                                           First Year                      Renewal
Temporary (1-5 years)                                                10%                           10%
Permanent (6 years & greater)                                                75%                           10%

E.7 RIDERS AND BENEFITS
On the VUL 2008 Plan: - Term Rider, Other Insured Rider. The reinsurance premium for these riders will be the same as the basic premiums the Ceding Company pays the Reinsurer, as developed in Section E.1, Basis 2 above.

On the IUL 2008 Plan: - Term Rider, Other Insured Rider. The reinsurance premium for these riders will be the same as the basic premiums the Ceding Company pays the Reinsurer, as developed in Section E.1, Basis 1 above.

EXHIBIT F
Conversion Premiums

Premium rates for conversions to plans not covered by an existing agreement with the Reinsurer shall be the same as the rates defined in Exhibit E of this agreement.

EXHIBIT G
Self-Administered Reporting

G.1

The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send the Reinsurer the reports listed below at the frequency specified.  The Ceding Company acknowledges that timely and correct compliance with the reporting requirements of this Agreement are a material element of the Ceding Company’s responsibilities hereunder and an important basis of the Reinsurer’s ability to reinsure the risks hereunder.  Consistent and material non-compliance with reporting requirements, including extended delays, will constitute a material breach of the terms of this Agreement.

Transaction Reports: Monthly
1.	New Business
2.	First Year – Other than New Business
3.	Renewal Year
4.	Changes and Terminations
5.	Accounting Information

Periodic Reports Annually
6.	Statutory Reserve Information
7.	Policy Exhibit Information
8.	Inforce

A brief description of the data requirements follows below.

Transaction Reports

 The Ceding Company agrees to report policy data using the TAI system.  The Ceding Company will inform the Reinsurer at least one reporting period in advance of any change in the reporting format or data prior to its use in reports to the Reinsurer, The Ceding Company will provide the Reinsurer with a test file containing such a change prior to its implementation in the production of reports.

1.      New Business
This report will include new issues only, the first time the policy is reported to the Reinsurer. Automatic and Facultative business will be identified separately.

2.      First Year – Other than New Business
This report will include policies previously reported on the new business detail and still in their first duration, or policies involved in first year premium adjustments.

3.      Renewal Year
All policies with renewal dates within the Accounting Period will be listed.

4.      Changes and Terminations
Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each policy.

The Ceding Company will identify the following transactions either by separate listing or unique transaction codes:  Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the original policy date, as well as the current policy date.

5.      Accounting Information
Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories:  Automatic and Facultative, First Year and Renewals.

Periodic Reports
6.      Statutory Reserve Information
Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

7.      Policy Exhibit Information
This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of policies and reinsured amount.

8.      Inforce
This is a detailed report of each policy in force.

Minimum Data Requirements for Electronic Administration:

Policy record details for new business, renewal business and changes and terminations (Reports #1, 2 3 and 4 in Transaction Reports, above) may be reported as separate reports or combined into one report, hereinafter referred to as the Billings and Transactions Report.  Nonetheless, the data elements specified below for the Billings and Transactions Report must be provided for each reported record.

Billings and Transactions Report:

General
1. Reporting Period Dates	Specifies the beginning and ending date of the reporting period represented on the statement file.

Insured Data
2. Last Name	Represents the surname or family name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components
3. First Name	Represents the given name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.
4. Middle Name or Middle Initial (if available)	Represents the middle name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.
5. Date of Birth	Specifies the date on which the insured was born; this field must be provided on each insured on a joint policy.
6. Sex	Indicates the gender of the insured; this field must be provided on each insured on a joint policy.
7. Tobacco Use Code	Indicates whether the insured is a smoker or user of tobacco products.
8. Rating	Indicates whether the insured is standard, substandard, or uninsurable.
9. Residence	State, province, or other geographical code that indicates where the insured resides.
10. Insured Sequence Number	Specifies the number assigned by the ceding company to delineate one insured from another on a policy with multiple insureds.

Coverage Data
11. Currency	Indicates the currency to be applied in calculating monetary amounts, if currency within this treaty is a variable on a by policy basis.
12. Reinsurance Method	Indicates whether the policy is being ceded on an automatic or facultative basis.
13. Policy Number	Specifies the number assigned by the ceding company to the policy record.
14. Coverage Sequence Number	Specifies the number assigned by the ceding company to delineate one coverage or benefit from another on a policy with multiple coverages or benefits.
15. Issue Date	The date the policy or benefit was issued.
16. Reinsurance Effective Date (if different than issue date)
Specifies the date upon which the reinsurance coverage goes into effect, if it goes into effect on a date other than the issue date.  Can also be used to specify the original Policy Issue Date on a contractual policy conversion.

17. Plan Code	Specifies the plan of insurance being provided to the insured; there must be a separate plan code for each coverage.
18. Joint Life Indicator	Indicates that the coverage is a joint coverage and that multiple lives are involved with the coverage.
19. Smoker Code	Indicates that the coverage has been issued at either non-smoker or smoker rates.
20. Preferred Risk Class
Indicates the level of classification between the preferred and standard categories; there may be more than one level of the preferred classification available, and this will indicate the specific level for this policy.

21. Mortality Rating	Specifies the exact rating assigned to the policy; premium rates will be based on this rating; this rating is generally expressed as a percentage.
22. Flat Extra Rate	Specifies a flat rate per thousand to be charged on the policy.

EXHIBIT H
Application for Facultative Reinsurance

Has been supplied to Reinsurer.

EXHIBIT I-1
2001 VBT SMOKER/NON-SMOKER DISTINCT SELECT & ULTIMATE (MALE & FEMALE) ALB RATE SCALE

2001 Valuation Basic Table -- Male -- Nonsmoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
0																	0.69	0.79	0.83	0.85	0.85	0.85	0.85	0.85	0.85	0.87	25
1																0.66	0.73	0.82	0.84	0.85	0.85	0.85	0.85	0.85	0.87	0.91	26
2															0.64	0.73	0.80	0.83	0.84	0.85	0.85	0.85	0.85	0.86	0.89	0.92	27
3														0.63	0.72	0.79	0.83	0.84	0.85	0.85	0.85	0.85	0.86	0.87	0.89	0.90	28
4													0.63	0.72	0.79	0.83	0.84	0.85	0.85	0.85	0.85	0.86	0.87	0.87	0.87	0.87	29
5												0.62	0.72	0.79	0.83	0.84	0.85	0.85	0.85	0.85	0.85	0.85	0.85	0.85	0.85	0.85	30
6											0.62	0.72	0.79	0.82	0.84	0.84	0.84	0.84	0.84	0.84	0.84	0.84	0.84	0.84	0.84	0.84	31
7										0.62	0.72	0.78	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	32
8									0.62	0.72	0.78	0.81	0.82	0.82	0.82	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	33
9								0.61	0.72	0.78	0.81	0.81	0.81	0.81	0.81	0.81	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	34
10							0.61	0.71	0.77	0.80	0.80	0.80	0.80	0.80	0.81	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	35
11						0.61	0.71	0.77	0.79	0.79	0.79	0.79	0.79	0.80	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	0.93	36
12					0.61	0.71	0.76	0.78	0.78	0.78	0.78	0.78	0.79	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	0.93	0.90	37
13				0.61	0.71	0.76	0.77	0.77	0.77	0.77	0.77	0.79	0.81	0.83	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	0.93	0.98	1.05	38
14			0.61	0.71	0.76	0.77	0.77	0.77	0.77	0.77	0.77	0.79	0.82	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	0.93	0.98	1.05	1.12	39
15		0.61	0.71	0.76	0.76	0.76	0.76	0.76	0.76	0.76	0.78	0.80	0.83	0.83	0.83	0.83	0.83	0.83	0.84	0.86	0.89	0.93	0.98	1.05	1.12	1.21	40
16	0.61	0.70	0.75	0.75	0.75	0.75	0.75	0.75	0.75	0.76	0.78	0.81	0.81	0.82	0.82	0.82	0.83	0.84	0.86	0.89	0.93	0.98	1.05	1.12	1.21	1.32	41
17	0.70	0.74	0.74	0.74	0.74	0.74	0.74	0.74	0.75	0.76	0.77	0.79	0.79	0.80	0.80	0.80	0.84	0.85	0.89	0.93	0.98	1.05	1.12	1.21	1.32	1.46	42
18	0.72	0.72	0.72	0.72	0.72	0.72	0.72	0.73	0.74	0.74	0.75	0.75	0.76	0.78	0.80	0.81	0.85	0.88	0.93	0.98	1.05	1.12	1.21	1.32	1.46	1.62	43
19	0.68	0.68	0.68	0.68	0.68	0.69	0.69	0.70	0.70	0.70	0.71	0.72	0.73	0.77	0.81	0.84	0.88	0.93	0.98	1.05	1.12	1.21	1.32	1.46	1.62	1.81	44
20	0.63	0.63	0.63	0.63	0.64	0.65	0.65	0.66	0.66	0.67	0.68	0.70	0.72	0.76	0.83	0.88	0.92	0.98	1.05	1.12	1.21	1.32	1.46	1.62	1.81	2.00	45
21	0.58	0.58	0.58	0.58	0.60	0.60	0.61	0.62	0.62	0.64	0.66	0.69	0.72	0.78	0.85	0.92	0.98	1.05	1.12	1.21	1.32	1.46	1.62	1.81	2.00	2.20	46
22	0.52	0.52	0.53	0.55	0.57	0.57	0.58	0.59	0.60	0.63	0.65	0.66	0.73	0.80	0.89	0.99	1.05	1.12	1.21	1.32	1.46	1.62	1.81	2.00	2.20	2.36	47
23	0.46	0.47	0.50	0.52	0.55	0.56	0.57	0.58	0.59	0.62	0.66	0.69	0.75	0.83	0.94	1.04	1.12	1.21	1.32	1.46	1.62	1.81	2.00	2.19	2.36	2.48	48
24	0.39	0.42	0.47	0.51	0.54	0.55	0.56	0.58	0.61	0.64	0.68	0.73	0.79	0.88	1.00	1.11	1.21	1.32	1.46	1.62	1.81	2.00	2.18	2.35	2.48	2.64	49
25	0.34	0.40	0.46	0.51	0.53	0.55	0.57	0.59	0.63	0.67	0.72	0.77	0.85	0.95	1.07	1.20	1.32	1.46	1.62	1.81	2.00	2.18	2.34	2.48	2.64	2.85	50
26	0.31	0.39	0.46	0.52	0.55	0.56	0.59	0.62	0.66	0.71	0.77	0.83	0.92	1.04	1.16	1.32	1.46	1.62	1.80	2.00	2.19	2.33	2.48	2.64	2.83	3.13	51
27	0.30	0.39	0.46	0.53	0.56	0.58	0.62	0.66	0.70	0.76	0.83	0.93	1.01	1.14	1.27	1.45	1.61	1.80	2.00	2.17	2.33	2.47	2.64	2.85	3.13	3.47	52
28	0.30	0.39	0.47	0.53	0.58	0.61	0.65	0.70	0.75	0.83	0.91	1.01	1.11	1.25	1.41	1.61	1.79	1.99	2.17	2.32	2.47	2.64	2.85	3.13	3.47	3.88	53
29	0.29	0.39	0.48	0.54	0.61	0.63	0.70	0.75	0.82	0.91	1.00	1.10	1.21	1.36	1.54	1.76	1.96	2.15	2.32	2.47	2.64	2.85	3.12	3.47	3.86	4.39	54
30	0.28	0.39	0.47	0.55	0.62	0.69	0.75	0.81	0.88	0.97	1.06	1.18	1.32	1.49	1.70	1.92	2.12	2.29	2.46	2.64	2.84	3.11	3.45	3.86	4.32	4.97	55
31	0.27	0.37	0.47	0.55	0.63	0.71	0.79	0.85	0.92	1.00	1.11	1.26	1.45	1.65	1.89	2.09	2.28	2.45	2.63	2.84	3.09	3.44	3.85	4.30	4.83	5.57	56
32	0.26	0.37	0.47	0.56	0.65	0.74	0.82	0.89	0.95	1.04	1.17	1.36	1.60	1.84	2.06	2.26	2.45	2.53	2.84	3.09	3.43	3.84	4.28	4.78	5.36	6.15	57
33	0.28	0.38	0.49	0.59	0.69	0.78	0.87	0.94	1.01	1.11	1.27	1.49	1.75	2.00	2.22	2.42	2.62	2.84	3.09	3.41	3.81	4.25	4.74	5.30	5.89	6.71	58
34	0.30	0.40	0.51	0.61	0.72	0.82	0.92	1.00	1.10	1.23	1.41	1.64	1.90	2.16	2.39	2.63	2.83	3.09	3.40	3.77	4.20	4.69	5.24	5.81	6.41	7.39	59
35	0.31	0.42	0.53	0.64	0.75	0.85	0.96	1.09	1.22	1.38	1.57	1.80	2.08	2.33	2.58	2.82	3.09	3.39	3.76	4.15	4.64	5.18	5.75	6.35	6.99	8.21	60
36	0.33	0.43	0.55	0.66	0.77	0.89	1.03	1.20	1.37	1.55	1.74	1.96	2.23	2.53	2.81	3.09	3.39	3.73	4.13	4.58	5.12	5.68	6.29	6.97	7.73	9.23	61
37	0.35	0.46	0.58	0.69	0.80	0.94	1.12	1.33	1.53	1.71	1.89	2.11	2.40	2.72	3.05	3.37	3.72	4.11	4.55	5.03	5.61	6.23	6.92	7.70	8.70	10.43	62
38	0.38	0.51	0.63	0.74	0.86	1.03	1.25	1.47	1.68	1.86	2.05	2.29	2.59	2.94	3.30	3.68	4.08	4.53	5.02	5.55	6.16	6.87	7.67	8.66	9.87	11.73	63
39	0.41	0.56	0.68	0.80	0.94	1.14	1.39	1.62	1.82	2.01	2.22	2.50	2.83	3.20	3.60	4.03	4.49	5.00	5.53	6.10	6.80	7.63	8.62	9.79	11.10	13.10	64
40	0.44	0.60	0.75	0.88	1.05	1.28	1.54	1.77	1.97	2.19	2.44	2.76	3.12	3.51	3.96	4.44	4.95	5.50	6.08	6.74	7.57	8.56	9.71	11.01	12.29	14.50	65
41	0.46	0.66	0.84	1.00	1.19	1.43	1.69	1.92	2.15	2.41	2.71	3.07	3.46	3.91	4.42	4.92	5.45	6.05	6.73	7.30	8.49	9.62	10.88	12.22	13.37	15.91	66
42	0.49	0.71	0.92	1.10	1.30	1.54	1.81	2.07	2.34	2.64	2.99	3.39	3.86	4.37	4.91	5.38	5.99	6.68	7.45	8.40	9.52	10.73	11.04	13.30	14.55	17.39	67
43	0.52	0.75	0.97	1.17	1.38	1.63	1.93	2.23	2.54	2.88	3.27	3.77	4.32	4.86	5.37	5.90	6.61	7.44	8.37	9.41	10.60	11.86	13.14	14.40	13.92	18.94	68
44	0.57	0.81	1.02	1.23	1.46	1.74	2.07	2.43	2.78	3.15	3.60	4.22	4.79	5.31	5.83	6.52	7.35	8.31	9.35	10.46	11.69	12.96	14.23	15.75	17.55	20.68	69
45	0.62	0.86	1.07	1.29	1.56	1.88	2.26	2.66	3.07	3.48	4.02	4.69	5.25	5.74	6.41	7.27	8.25	9.31	10.41	11.55	12.78	14.04	15.50	17.43	19.61	22.71	70
46	0.68	0.90	1.11	1.36	1.68	2.05	2.48	2.94	3.38	3.89	4.49	5.15	5.70	6.28	7.16	8.17	9.27	10.40	11.54	12.67	13.86	15.28	17.16	19.50	22.11	25.22	71
47	0.74	0.95	1.29	1.47	1.82	2.22	2.70	3.21	3.72	4.34	4.93	5.58	6.19	6.97	8.04	9.21	10.38	11.54	12.67	13.74	15.07	16.90	19.21	21.99	24.89	28.17	72
48	0.79	1.03	1.30	1.61	1.97	2.40	2.92	3.50	4.03	4.72	5.34	6.06	6.83	7.81	9.04	10.34	11.53	12.67	13.73	14.90	16.66	18.92	21.66	24.76	27.80	31.26	73
49	0.85	1.13	1.44	1.77	2.14	2.59	3.15	3.79	4.37	5.04	5.79	6.69	7.70	8.85	10.15	11.52	12.66	13.72	14.86	16.43	18.66	21.35	24.38	27.66	30.81	34.56	74

33

EXHIBIT I-2
2001 VBT SMOKER/NON-SMOKER DISTINCT SELECT & ULTIMATE (MALE & FEMALE) ALB RATE SCALE

2001 Valuation Basic Table – Male – Nonsmoker – 1000qx (Age Last Birthday)

Issue Age	Duration																									Att Age
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	
50	0.93	1.26	1.60	1.96	2.33	2.80	3.39	4.04	4.68	5.41	6.35	7.54	8.76	10.03	11.26	12.65	13.69	14.81	16.36	18.42	21.06	24.05	27.25	30.66	34.03	38.17	75
51	1.02	1.41	1.80	2.17	2.56	3.03	3.62	4.30	5.04	5.94	7.12	8.57	9.93	11.02	12.29	13.66	14.75	16.27	18.32	20.79	23.73	26.89	30.23	33.88	37.60	42.23	76
52	1.09	1.55	1.98	2.49	2.81	3.28	3.91	4.69	5.55	6.68	8.09	9.70	10.91	11.93	13.30	14.69	16.18	18.21	20.53	23.44	26.54	29.84	33.42	37.45	41.66	46.98	77
53	1.13	1.67	2.17	2.63	3.06	3.59	4.31	5.24	6.25	7.59	9.16	10.66	11.81	13.05	14.49	16.09	18.10	20.43	23.01	26.24	29.48	33.00	36.97	41.52	46.36	52.31	78
54	1.17	1.79	2.36	2.84	3.31	3.94	4.82	5.91	7.07	8.56	10.02	11.49	12.92	14.38	16.00	17.99	20.33	22.86	25.74	29.15	32.63	36.52	41.00	45.23	51.84	58.71	79
55	1.21	1.92	2.54	3.06	3.60	4.38	5.44	6.68	7.93	9.33	10.75	12.48	14.21	15.91	17.88	20.26	22.81	25.48	28.57	32.25	36.09	40.50	45.66	51.70	57.98	65.63	80
56	1.26	2.04	2.72	3.32	3.98	4.92	6.13	7.48	8.78	10.17	11.84	13.77	15.71	17.77	20.18	22.79	25.46	28.24	31.57	35.66	40.61	45.10	51.07	57.83	64.82	73.15	81
57	1.34	2.16	2.91	3.64	4.46	5.34	6.86	8.25	9.56	11.18	13.16	15.32	17.53	19.98	22.75	25.42	28.21	31.19	34.89	39.54	44.56	50.45	57.14	64.67	72.27	81.07	82
58	1.45	2.31	3.15	4.01	5.02	6.23	7.60	8.98	10.26	12.08	14.26	16.93	19.71	22.45	25.37	28.16	31.15	34.47	38.67	44.05	49.85	56.45	63.91	72.12	80.11	89.72	83
59	1.61	2.49	3.42	4.44	5.61	6.93	8.34	9.69	10.94	12.99	15.51	18.59	22.02	25.03	28.10	31.09	34.41	38.20	43.07	49.29	55.80	63.15	71.25	79.94	88.64	99.33	84
60	1.80	2.71	3.73	4.89	6.21	7.63	9.05	10.38	11.63	13.97	16.85	20.22	24.00	27.72	31.01	34.33	38.13	42.53	48.18	55.18	62.43	70.42	79.00	88.46	98.13	110.02	85
61	2.09	2.95	4.07	5.15	6.82	8.34	9.79	11.12	12.42	15.07	18.21	21.75	25.68	30.10	34.24	38.03	42.44	47.57	53.92	61.75	69.63	78.10	87.44	97.96	108.73	121.78	86
62	2.22	3.26	4.49	5.91	7.49	9.11	10.63	12.04	13.46	16.38	19.68	23.37	27.56	32.39	37.80	42.32	47.45	53.22	60.33	68.91	77.25	88.48	96.85	108.57	120.38	134.46	87
63	2.35	3.59	5.00	6.57	8.27	9.98	11.63	13.20	14.90	17.09	21.39	25.36	29.95	35.34	41.74	47.30	53.07	59.53	67.30	76.46	85.56	95.83	107.39	120.24	132.95	147.92	88
64	2.44	3.92	5.55	7.29	9.13	10.98	12.77	14.54	16.35	19.66	23.41	27.80	32.94	39.07	46.39	52.90	59.35	66.49	74.66	84.71	94.85	106.27	118.98	132.84	146.30	161.09	89
65	2.49	4.35	6.18	8.10	10.14	12.12	14.04	15.98	18.04	21.60	25.78	30.70	36.56	43.56	51.75	59.18	66.20	73.65	82.68	93.38	105.17	117.72	131.44	146.20	160.25	175.88	90
66	2.59	4.90	6.91	8.98	11.31	13.41	15.44	17.53	19.86	23.80	28.49	34.09	40.78	48.61	57.74	66.04	73.45	81.55	91.61	104.07	116.48	130.05	144.64	160.15	174.01	189.43	91
67	2.89	5.52	7.73	9.97	12.50	14.86	17.18	19.52	22.04	26.49	31.84	38.25	45.76	54.52	64.54	73.29	81.37	90.39	101.59	115.28	128.70	143.13	158.47	173.92	187.44	203.53	92
68	3.31	6.12	8.66	11.06	13.38	16.55	19.10	21.60	24.14	29.42	35.52	42.69	51.07	60.66	71.40	81.22	90.20	100.27	112.56	127.38	141.67	156.83	172.12	187.36	202.39	218.39	93
69	3.74	7.00	9.69	12.28	15.59	18.40	20.87	23.42	27.55	33.44	40.34	48.42	57.67	68.04	79.89	90.37	100.08	111.13	124.42	140.24	155.25	170.36	185.43	201.33	218.29	233.94	94
70	4.54	7.89	10.84	13.26	15.48	20.16	22.53	26.88	31.49	38.17	45.97	54.94	65.01	76.30	89.81	99.35	110.96	122.87	137.01	153.70	168.63	183.55	201.20	218.23	233.83	249.16	95
71	5.86	8.90	12.13	14.74	17.85	21.65	24.60	29.65	33.81	41.13	49.52	58.99	69.83	82.39	95.94	110.80	122.71	135.34	150.21	166.99	188.74	200.12	218.19	233.78	249.10	263.79	96
72	7.18	10.49	13.89	16.96	19.95	23.06	25.47	31.32	35.34	43.12	51.85	61.91	73.59	87.13	102.70	120.34	135.20	148.41	163.24	179.99	209.08	218.18	233.73	249.09	263.79	279.25	97
73	8.47	12.19	15.72	18.98	21.95	24.86	29.18	34.00	37.78	46.12	55.54	66.50	79.25	93.92	110.58	129.23	146.31	161.34	176.00	198.09	218.13	233.70	249.06	263.79	279.25	295.62	98
74	10.02	13.25	17.16	21.10	24.11	27.92	32.69	36.79	43.54	52.60	63.28	75.63	89.88	106.05	124.16	144.40	161.27	174.00	195.83	218.10	233.66	249.03	263.79	279.25	295.62	312.92	99
75	11.01	14.96	18.80	23.35	26.84	31.40	35.77	42.27	52.31	62.77	75.12	89.29	105.38	123.40	143.36	161.15	173.84	196.79	218.07	233.03	249.01	263.79	279.25	295.62	312.92	331.22	100
76	11.33	15.89	20.73	25.80	30.15	34.75	41.00	50.73	59.68	73.31	87.27	103.16	120.95	140.67	159.48	173.58	194.39	218.04	233.60	249.99	263.79	279.25	295.62	312.92	331.22	350.58	101
77	11.85	17.14	22.78	26.96	33.79	39.78	49.22	58.57	70.17	85.55	101.22	118.79	138.26	156.79	172.36	194.13	217.73	233.56	248.95	263.79	279.25	295.62	312.92	331.22	350.58	371.04	102
78	12.67	18.54	25.23	32.85	38.62	47.76	57.50	69.16	80.90	96.38	113.51	132.93	152.81	171.27	193.89	217.46	233.26	248.79	263.75	279.25	295.62	312.92	331.22	350.58	371.04	392.66	103
79	13.63	20.41	28.37	37.49	46.38	56.45	68.17	79.80	89.65	106.32	124.59	144.11	164.77	192.63	217.22	233.09	248.51	263.44	279.21	295.62	312.92	331.22	350.58	371.04	392.66	415.41	104
80	14.75	22.89	32.37	43.21	55.47	67.22	78.74	88.74	102.00	120.13	130.26	161.65	190.24	217.02	232.78	248.25	263.18	278.94	295.58	312.92	331.22	350.58	371.04	392.66	415.41	439.27	105
81	16.21	26.13	37.46	50.24	64.46	77.73	87.87	101.12	111.60	136.52	158.72	189.53	216.84	232.58	248.06	262.95	278.70	295.34	312.89	331.22	350.58	371.04	392.66	415.41	439.27	464.47	106
82	18.34	30.38	43.79	58.59	74.80	87.04	100.28	110.81	129.57	158.54	189.40	216.08	232.42	247.87	262.77	278.50	295.13	312.68	331.19	350.58	371.04	392.66	415.41	439.27	464.47	491.10	107
83	21.58	35.81	51.34	66.16	86.26	99.48	110.04	128.88	158.07	189.27	216.54	232.26	247.72	262.60	278.33	294.25	311.50	331.02	350.55	371.04	392.55	415.41	439.27	464.47	491.10	519.22	108
84	26.19	42.52	60.07	78.75	98.69	109.32	128.22	157.54	188.84	216.41	232.13	247.38	262.45	278.18	294.80	312.36	330.88	350.42	371.02	392.66	415.41	439.27	464.47	491.10	519.22	548.91	109
85	32.19	50.52	68.95	90.48	108.61	127.59	155.97	188.44	215.96	232.01	247.45	262.33	278.05	294.67	312.23	330.76	350.31	370.94	392.66	415.41	439.27	464.47	491.10	519.22	548.91	580.25	110
86	39.43	59.97	81.45	103.88	127.00	156.42	187.97	215.54	231.57	247.34	262.21	277.93	294.56	311.12	330.65	350.22	370.87	392.63	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	111
87	48.04	71.46	95.34	126.40	155.92	187.54	215.17	231.17	246.92	262.11	277.83	294.44	312.01	330.36	350.14	370.81	392.60	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	112
88	58.87	85.72	119.60	155.40	187.15	214.82	230.81	246.54	261.73	277.73	294.36	311.92	330.48	350.07	370.76	392.57	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	113
89	73.28	111.76	150.72	186.74	214.51	230.48	245.20	261.37	277.39	294.27	311.84	330.40	350.01	370.71	392.55	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	114
90	101.63	145.32	184.57	214.20	230.18	245.89	261.08	277.07	293.96	311.77	330.33	349.96	370.67	392.53	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	115
91	138.40	182.10	213.89	229.89	245.61	260.77	276.78	293.69	311.51	330.28	349.90	370.64	392.52	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	116
92	179.00	213.58	229.59	245.34	260.51	276.53	293.43	311.27	330.06	349.80	370.60	392.50	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	117
93	213.28	229.29	245.06	260.26	276.29	293.20	311.05	329.87	349.69	370.58	392.49	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	118
94	229.00	244.78	260.00	276.05	292.99	310.85	329.69	349.55	370.47	392.49	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	119
95	244.50	259.74	275.82	292.79	310.67	329.33	349.42	370.38	392.44	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	120
96	259.48	275.59	292.58	310.50	329.38	349.29	370.29	392.41	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	
97	275.35	292.37	310.32	329.24	349.18	370.21	392.37	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	0.00	
98	292.17	310.14	329.09	349.08	370.14	392.34	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	0.00	0.00	
99	309.54	328.50	348.49	369.60	391.82	415.23	438.77	463.96	490.57	518.68	548.38	579.71	612.78	647.67	684.48	723.28	764.16	807.19	852.45	900.02	949.89	1000.00	0.00	0.00	0.00	0.00	

34

EXHIBIT I-3

2001 Valuation Basic Table -- Male -- Smoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
0																	0.77	0.93	1.04	1.13	1.19	1.25	1.31	1.37	1.45	1.53	25
1																0.73	0.89	1.03	1.11	1.18	1.25	1.31	1.37	1.45	1.52	1.61	26
2															0.71	0.86	1.00	1.11	1.18	1.25	1.32	1.37	1.45	1.52	1.58	1.66	27
3														0.70	0.85	0.99	1.10	1.18	1.25	1.31	1.37	1.45	1.51	1.56	1.61	1.65	28
4													0.70	0.85	0.99	1.10	1.18	1.25	1.31	1.37	1.45	1.51	1.55	1.59	1.61	1.63	29
5												0.69	0.85	0.99	1.10	1.18	1.24	1.30	1.37	1.45	1.50	1.54	1.56	1.58	1.60	1.62	30
6											0.69	0.83	0.99	1.10	1.17	1.24	1.29	1.36	1.44	1.49	1.51	1.53	1.55	1.57	1.59	1.61	31
7										0.69	0.85	0.99	1.09	1.16	1.22	1.28	1.34	1.42	1.48	1.50	1.52	1.54	1.56	1.58	1.60	1.63	32
8									0.69	0.85	0.99	1.09	1.16	1.21	1.27	1.32	1.41	1.47	1.50	1.52	1.54	1.56	1.58	1.60	1.63	1.68	33
9								0.69	0.85	0.99	1.09	1.15	1.20	1.25	1.32	1.38	1.46	1.50	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	34
10							0.68	0.85	0.98	1.08	1.14	1.19	1.24	1.30	1.38	1.45	1.50	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	1.80	35
11						0.68	0.85	0.98	1.06	1.13	1.18	1.22	1.29	1.37	1.44	1.49	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	1.80	1.90	36
12					0.68	0.85	0.97	1.05	1.12	1.16	1.21	1.27	1.35	1.43	1.49	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	1.80	1.90	2.02	37
13				0.68	0.85	0.97	1.05	1.10	1.15	1.19	1.25	1.33	1.41	1.48	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	1.80	1.90	2.02	2.17	38
14			0.68	0.85	0.97	1.03	1.09	1.13	1.18	1.23	1.31	1.38	1.47	1.52	1.54	1.56	1.58	1.60	1.63	1.68	1.73	1.80	1.90	2.02	2.17	2.34	39
15		0.68	0.85	0.97	1.03	1.07	1.12	1.16	1.22	1.28	1.36	1.43	1.50	1.54	1.56	1.58	1.60	1.63	1.67	1.73	1.80	1.90	2.02	2.17	2.34	2.54	40
16	0.68	0.85	0.97	1.02	1.05	1.11	1.16	1.20	1.27	1.33	1.39	1.45	1.49	1.54	1.56	1.58	1.63	1.67	1.72	1.79	1.89	2.02	2.17	2.34	2.54	2.80	41
17	0.85	0.96	1.02	1.05	1.09	1.14	1.19	1.24	1.31	1.35	1.39	1.44	1.47	1.51	1.55	1.56	1.67	1.72	1.79	1.89	2.02	2.17	2.34	2.54	2.80	3.10	42
18	0.94	0.99	1.03	1.07	1.11	1.15	1.21	1.27	1.31	1.34	1.37	1.40	1.44	1.50	1.56	1.60	1.72	1.79	1.89	2.01	2.17	2.33	2.54	2.80	3.10	3.47	43
19	0.94	0.98	1.02	1.06	1.10	1.16	1.21	1.25	1.28	1.30	1.33	1.35	1.41	1.49	1.60	1.69	1.79	1.89	2.01	2.17	2.33	2.53	2.80	3.10	3.47	3.88	44
20	0.91	0.95	0.99	1.03	1.08	1.13	1.17	1.19	1.22	1.25	1.29	1.33	1.41	1.52	1.66	1.79	1.89	2.01	2.17	2.33	2.53	2.79	3.10	3.47	3.88	4.28	45
21	0.87	0.91	0.94	0.99	1.04	1.07	1.11	1.13	1.16	1.21	1.27	1.33	1.42	1.56	1.73	1.89	2.01	2.17	2.33	2.53	2.79	3.10	3.47	3.88	4.28	4.69	46
22	0.82	0.85	0.90	0.96	1.00	1.04	1.06	1.09	1.13	1.20	1.27	1.35	1.46	1.61	1.82	2.01	2.17	2.33	2.53	2.79	3.10	3.47	3.86	4.28	4.69	5.02	47
23	0.75	0.80	0.86	0.93	0.98	1.03	1.05	1.09	1.14	1.22	1.30	1.40	1.53	1.70	1.94	2.15	2.33	2.53	2.79	3.10	3.46	3.86	4.27	4.67	5.02	5.26	48
24	0.66	0.74	0.83	0.92	0.98	1.03	1.06	1.11	1.18	1.28	1.37	1.47	1.62	1.81	2.07	2.31	2.53	2.79	3.10	3.46	3.86	4.27	4.66	5.03	5.26	5.58	49
25	0.59	0.70	0.82	0.94	1.00	1.05	1.09	1.18	1.24	1.35	1.48	1.58	1.74	1.97	2.22	2.52	2.79	3.10	3.45	3.85	4.27	4.66	4.98	5.26	5.58	6.00	50
26	0.55	0.69	0.84	0.97	1.04	1.08	1.15	1.23	1.32	1.45	1.57	1.72	1.89	2.16	2.42	2.77	3.10	3.45	3.85	4.27	4.65	4.98	5.26	5.58	6.00	6.56	51
27	0.53	0.71	0.87	0.99	1.08	1.14	1.22	1.31	1.42	1.57	1.72	1.89	2.09	2.39	2.67	3.07	3.44	3.84	4.27	4.65	4.98	5.26	5.58	6.00	6.56	7.25	52
28	0.54	0.73	0.90	1.02	1.14	1.21	1.30	1.41	1.53	1.71	1.89	2.09	2.32	2.63	2.97	3.41	3.84	4.27	4.64	4.97	5.26	5.58	6.00	6.56	7.25	8.06	53
29	0.53	0.74	0.91	1.05	1.19	1.30	1.41	1.53	1.67	1.89	2.07	2.30	2.55	2.87	3.28	3.76	4.22	4.64	4.97	5.26	5.59	6.00	6.56	7.25	8.05	9.07	54
30	0.53	0.75	0.91	1.08	1.24	1.39	1.53	1.66	1.82	2.00	2.23	2.49	2.79	3.17	3.64	4.12	4.56	4.98	5.26	5.58	6.00	6.56	7.25	8.05	8.93	10.13	55
31	0.51	0.73	0.92	1.10	1.28	1.45	1.62	1.77	1.93	2.11	2.35	2.68	3.10	3.56	4.05	4.51	4.93	5.26	5.58	6.00	6.56	7.25	8.05	8.93	9.91	11.23	56
32	0.52	0.73	0.95	1.14	1.34	1.52	1.71	1.87	2.02	2.21	2.51	2.92	3.44	3.96	4.45	4.89	5.25	5.59	6.00	6.56	7.25	8.05	8.92	9.91	10.92	12.23	57
33	0.56	0.78	1.00	1.21	1.42	1.62	1.82	1.99	2.16	2.39	2.74	3.22	3.79	4.34	4.82	5.23	5.58	6.00	6.56	7.25	8.05	8.92	9.90	10.92	11.83	13.17	58
34	0.60	0.82	1.06	1.27	1.50	1.73	1.94	2.15	2.37	2.66	3.06	3.57	4.14	4.71	5.20	5.58	6.00	6.56	7.15	8.05	8.92	9.90	10.92	11.83	12.65	14.30	59
35	0.65	0.87	1.11	1.34	1.58	1.82	2.06	2.34	2.64	3.01	3.43	3.94	4.51	5.11	5.58	6.00	6.56	7.25	8.05	8.92	9.90	10.92	11.83	12.65	13.56	15.68	60
36	0.69	0.90	1.15	1.39	1.64	1.90	2.21	2.59	2.98	3.39	3.81	4.30	4.89	5.54	6.00	6.36	7.25	8.05	8.92	9.90	10.92	11.83	12.65	13.56	14.76	17.39	61
37	0.73	0.96	1.23	1.47	1.72	2.03	2.43	2.89	3.34	3.76	4.17	4.66	5.29	6.00	6.56	7.25	8.05	8.92	9.90	10.92	11.83	12.65	13.56	14.76	16.39	19.30	62
38	0.80	1.08	1.34	1.57	1.84	2.22	2.71	3.22	3.70	4.12	4.54	5.07	5.74	6.31	7.25	8.05	8.62	9.90	10.92	11.83	12.65	13.56	14.76	16.39	18.40	21.48	63
39	0.87	1.18	1.46	1.71	2.03	2.48	3.03	3.56	4.04	4.48	4.95	5.56	6.29	7.11	7.98	8.92	9.90	10.92	11.83	12.65	13.56	14.76	16.39	18.40	20.54	23.59	64
40	0.93	1.28	1.61	1.90	2.28	2.81	3.38	3.91	4.39	4.90	5.48	6.18	6.97	7.85	8.83	9.90	10.92	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	25.64	65
41	0.99	1.41	1.80	2.16	2.59	3.14	3.73	4.27	4.81	5.43	6.11	6.89	7.77	8.75	9.88	10.92	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	27.60	66
42	1.05	1.53	1.98	2.39	2.85	3.40	4.02	4.53	5.27	6.03	6.77	7.67	8.70	9.83	10.92	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	29.57	67
43	1.12	1.63	2.11	2.55	3.03	3.62	4.30	5.02	5.76	6.58	7.43	8.56	9.78	10.91	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	27.24	31.56	68
44	1.22	1.75	2.23	2.69	3.23	3.87	4.66	5.49	6.34	7.22	8.23	9.62	10.88	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	27.24	29.55	33.76	69
45	1.35	1.86	2.35	2.84	3.46	4.20	5.08	6.02	6.97	7.96	9.17	10.66	11.83	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	27.24	29.55	32.38	36.29	70
46	1.49	1.97	2.45	3.01	3.74	4.58	5.55	6.60	7.63	8.81	10.11	11.53	12.65	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	27.24	29.55	32.38	35.75	39.43	71
47	1.63	2.11	2.63	3.27	4.05	4.96	6.02	7.17	8.31	9.71	10.95	12.33	13.56	14.76	16.39	18.40	20.54	22.31	23.67	25.25	27.24	29.55	32.38	35.75	39.40	43.09	72
48	1.77	2.31	2.91	3.60	4.40	5.34	6.48	7.75	8.98	10.43	11.72	13.21	14.75	16.39	18.40	20.54	22.31	23.67	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	73
49	1.92	2.56	3.23	3.97	4.78	5.76	6.99	8.34	9.59	11.02	12.54	14.37	16.35	18.40	20.54	22.31	23.67	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.72	74

35

EXHIBIT I-6

2001 Valuation Basic Table -- Female -- Nonsmoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
50	0.73	1.09	1.41	1.71	2.06	2.43	2.85	3.31	3.82	4.39	5.02	5.71	6.48	7.34	8.28	9.31	10.43	11.66	12.92	14.13	15.50	17.03	18.71	20.57	22.60	24.91	75
51	0.77	1.23	1.53	1.83	2.19	2.58	3.02	3.52	4.07	4.69	5.38	6.14	6.98	7.93	8.97	10.10	11.35	12.73	14.10	15.50	17.03	18.71	20.57	22.50	24.83	27.38	76
52	0.81	1.34	1.65	1.96	2.32	2.73	3.20	3.73	4.33	5.01	5.75	6.59	7.52	8.56	9.72	10.98	12.39	13.93	15.45	17.03	18.71	20.57	22.60	24.83	27.28	30.10	77
53	0.86	1.44	1.77	2.08	2.46	2.89	3.38	3.95	4.60	5.33	6.16	7.08	8.12	9.27	10.56	11.97	13.54	15.27	16.97	18.70	20.56	22.60	24.83	27.28	29.97	33.07	78
54	0.90	1.54	1.91	2.22	2.61	3.06	3.58	4.19	4.89	5.69	6.60	7.63	8.78	10.07	11.51	13.10	14.85	16.89	18.64	20.55	22.59	24.83	27.28	29.97	32.95	36.33	79
55	0.98	1.66	2.06	2.39	2.79	3.26	3.82	4.48	5.24	6.12	7.12	8.25	9.53	10.96	12.58	14.38	16.36	18.53	20.48	22.58	24.82	27.28	29.97	32.93	36.20	40.42	80
56	1.08	1.78	2.24	2.59	3.01	3.51	4.12	4.83	5.66	6.62	7.72	8.97	10.40	12.02	13.81	15.82	18.06	20.41	22.49	24.79	27.25	29.95	32.91	36.16	39.74	45.49	81
57	1.10	1.91	2.43	2.80	3.26	3.81	4.47	5.25	6.15	7.21	8.41	9.80	11.39	13.19	15.19	17.45	19.97	22.41	24.69	27.22	29.92	32.90	36.16	39.72	43.67	50.84	82
58	1.17	2.04	2.63	3.03	3.53	4.14	4.87	5.73	6.72	7.89	9.22	10.76	12.51	14.52	16.76	19.29	22.09	24.61	27.11	29.89	32.87	36.12	39.70	43.64	47.97	56.43	83
59	1.25	2.16	2.84	3.28	3.83	4.51	5.31	6.27	7.38	8.67	10.16	11.86	13.82	16.03	18.53	21.34	24.43	27.02	29.76	32.83	36.09	39.55	43.62	47.95	52.67	62.87	84
60	1.31	2.29	3.05	3.52	4.13	4.89	5.79	6.86	8.11	9.55	11.22	13.11	15.38	17.77	20.54	23.67	26.90	29.67	32.60	36.03	39.62	43.55	47.92	52.07	57.86	68.94	85
61	1.39	2.42	3.25	3.77	4.44	5.29	6.30	7.50	8.91	10.53	12.41	14.55	16.99	19.75	22.85	26.34	29.55	32.59	35.90	39.53	43.51	47.85	52.62	57.82	63.59	76.39	86
62	1.52	2.56	3.44	4.00	4.75	5.69	6.83	8.18	9.78	11.52	13.74	16.17	18.91	22.01	25.49	29.30	32.45	35.79	39.41	43.41	47.77	52.55	57.77	63.52	69.85	85.69	87
63	1.71	3.00	3.64	4.24	5.05	6.10	7.38	8.92	10.72	12.82	15.22	17.58	21.07	24.54	28.44	32.35	35.63	39.29	43.28	47.64	52.45	57.71	63.46	69.78	76.60	95.46	88
64	1.93	3.47	3.85	4.48	5.37	6.53	7.98	9.72	11.76	14.14	16.88	19.99	23.48	27.39	31.74	35.52	[illegible]	43.14	47.50	52.28	57.59	63.36	69.70	76.61	84.24	105.11	89
65	2.11	3.71	4.08	4.75	5.73	7.02	8.65	10.62	12.95	15.64	18.74	21.26	26.39	30.61	35.31	39.04	43.03	47.40	52.18	57.47	63.15	69.60	76.37	84.16	92.53	111.80	90
66	2.19	3.97	4.34	5.07	6.16	7.61	9.45	11.67	14.31	17.37	20.87	24.84	29.29	34.25	39.02	42.59	47.38	52.16	57.41	63.20	69.53	76.49	84.12	92.48	101.58	118.16	91
67	2.38	4.25	4.65	5.46	6.67	8.31	10.39	12.50	15.88	19.35	23.30	27.75	32.77	38.31	42.97	47.33	52.13	57.38	63.17	69.49	76.41	84.07	92.39	101.58	111.58	129.11	92
68	2.69	4.59	5.03	5.93	7.31	9.15	11.50	14.35	17.71	21.61	26.05	31.06	36.64	42.73	47.31	52.07	57.35	63.10	69.46	76.41	84.03	92.39	101.53	111.58	122.54	144.24	93
69	3.03	4.93	5.47	6.51	8.08	10.18	12.83	16.05	19.83	24.21	29.17	34.27	40.96	47.31	52.07	57.32	63.10	69.62	76.38	83.98	92.14	101.48	111.52	122.54	134.58	163.28	94
70	3.44	5.33	5.99	7.21	9.02	11.41	14.41	18.04	22.29	27.19	32.72	38.93	45.84	52.07	57.02	62.94	69.31	76.34	83.58	92.29	101.43	111.43	122.42	134.58	147.73	184.01	95
71	4.01	5.78	6.61	8.06	10.15	12.99	16.28	20.36	25.12	30.59	36.74	43.61	51.23	56.71	62.45	69.05	76.14	83.94	92.29	101.43	111.51	122.36	134.45	147.66	162.00	204.36	96
72	5.78	6.30	7.35	9.07	11.51	14.63	18.47	23.04	28.37	34.45	41.27	48.85	56.19	61.95	68.78	76.02	83.86	92.29	101.43	111.41	122.36	134.45	147.58	161.83	177.34	216.76	97
73	6.28	6.93	8.24	10.30	13.11	16.68	21.01	26.13	32.06	38.80	46.33	54.63	61.51	68.49	75.87	83.77	92.25	101.43	111.35	122.29	134.38	147.52	161.83	177.45	194.36	222.48	98
74	6.84	7.71	9.34	11.78	15.02	19.07	23.94	29.68	36.26	43.71	51.96	61.04	68.25	75.71	83.73	92.20	101.38	111.35	122.23	134.31	147.64	161.75	177.45	194.56	213.21	235.98	99
75	7.50	8.67	10.68	13.53	17.24	21.81	27.26	33.63	40.89	49.05	58.05	67.97	75.60	83.59	92.20	101.33	111.35	122.23	134.24	147.44	161.68	177.36	194.47	213.21	233.62	253.98	100
76	8.38	9.90	12.30	15.61	19.81	24.94	30.99	37.99	45.94	54.86	64.65	75.42	83.60	92.20	101.33	111.29	122.17	134.24	147.29	161.68	177.27	194.37	213.10	233.62	255.98	280.45	101
77	9.58	11.48	14.31	18.08	22.82	28.50	35.20	42.89	51.55	61.29	71.89	83.54	92.16	102.33	111.24	122.17	134.11	147.28	161.51	177.27	194.37	213.10	233.51	255.98	280.32	307.25	102
78	10.53	13.48	16.76	21.03	26.31	31.61	39.96	48.35	57.78	68.32	79.79	92.11	101.27	111.24	122.05	134.11	147.14	161.51	177.09	194.37	213.10	233.51	255.85	280.32	306.81	336.39	103
79	11.44	16.00	19.73	24.52	30.35	37.28	45.32	54.43	64.65	76.00	88.35	101.17	111.12	121.98	133.91	147.16	161.35	177.09	194.17	213.01	233.51	255.85	280.32	306.54	336.01	368.02	104
80	12.86	19.10	23.29	28.59	35.02	41.56	51.29	61.15	72.17	84.39	97.62	111.06	121.92	133.84	146.92	161.35	177.00	194.17	212.89	233.39	255.85	280.32	306.41	335.03	368.02	401.34	105
81	14.48	22.86	27.51	33.32	40.33	48.51	57.92	68.53	80.38	93.49	107.05	121.86	133.77	146.92	161.27	176.92	194.57	212.89	233.39	255.85	280.32	306.14	335.44	368.02	401.34	435.42	106
82	16.19	27.34	32.45	38.78	46.34	55.17	65.24	76.62	89.30	103.32	118.40	133.70	146.77	161.18	176.92	194.07	212.89	233.39	255.85	280.32	305.87	335.06	368.02	401.34	435.42	470.02	107
83	19.12	32.41	38.18	44.99	53.10	62.56	73.32	85.48	98.95	113.80	129.84	145.77	161.19	176.87	193.98	212.89	233.39	255.73	280.32	305.60	334.68	368.02	401.34	435.42	470.02	505.20	108
84	23.35	38.14	44.73	51.99	60.64	70.68	82.16	95.08	109.34	125.02	142.01	160.44	176.74	193.98	212.68	233.39	255.73	280.17	303.47	334.31	368.02	401.34	435.42	470.02	505.20	541.49	109
85	29.52	44.69	51.05	59.83	68.99	79.63	91.79	105.41	120.47	137.05	154.99	174.43	193.88	212.68	233.15	255.73	280.17	305.20	334.22	358.02	401.34	435.42	470.02	505.20	541.49	577.84	110
86	36.48	51.90	59.79	68.55	78.17	89.38	102.19	116.50	132.37	149.84	168.74	189.20	211.11	232.70	255.59	280.17	304.93	333.75	368.02	401.18	435.25	470.02	505.20	541.49	577.84	612.95	111
87	44.46	59.76	68.67	78.01	88.23	99.94	113.35	128.38	145.03	163.38	183.15	204.08	227.59	252.14	277.76	304.77	330.74	364.83	397.95	431.89	[illegible]	503.30	540.52	577.84	612.95	646.51	112
88	55.44	68.47	77.97	88.14	99.12	111.35	125.32	141.02	158.48	177.62	198.33	220.79	244.77	270.50	297.92	326.01	357.38	389.47	423.18	458.50	495.41	533.90	573.95	612.95	646.51	681.04	113
89	67.17	77.97	89.16	99.07	110.81	123.60	138.14	154.46	172.70	192.60	214.24	237.57	262.69	289.60	318.17	348.31	380.17	413.73	449.00	485.96	524.58	564.04	606.74	646.51	681.04	723.72	114
90	77.97	88.14	99.07	110.81	123.34	136.68	151.80	168.70	187.61	208.36	230.80	255.13	281.24	309.33	338.98	370.44	403.72	438.78	473.64	514.23	554.62	595.70	640.49	690.04	723.72	754.43	115
91	88.14	99.07	110.81	123.34	136.61	150.54	166.21	183.74	203.19	224.76	248.11	273.32	300.47	329.61	360.51	393.31	428.02	464.61	503.07	543.39	585.53	629.47	675.19	722.63	764.43	806.87	116
92	99.07	110.81	123.34	136.61	150.54	165.25	181.35	199.49	219.64	241.91	266.04	292.21	320.47	350.61	382.77	416.93	453.09	491.23	531.32	573.36	617.31	663.14	710.82	760.29	806.87	851.80	117
93	110.81	123.34	136.61	150.54	165.25	180.81	197.30	215.92	236.87	259.70	284.66	311.85	341.02	372.32	405.75	441.28	478.91	518.62	560.37	604.17	649.96	697.71	747.37	798.89	851.80	893.87	118
94	123.34	136.61	150.54	165.25	180.81	197.15	214.06	233.12	254.63	278.18	304.05	332.04	362.27	394.74	429.45	466.36	505.46	546.78	590.22	635.79	683.45	733.14	784.83	838.44	893.87	937.76	119
95	136.61	150.54	165.25	180.81	197.15	214.06	231.52	251.09	273.11	297.43	323.09	352.93	384.22	417.87	453.86	492.38	532.80	575.71	620.66	668.24	717.79	769.46	823.19	878.89	937.76	1000.00	120
96	150.54	165.25	180.81	197.15	214.06	231.52	249.76	269.85	292.37	317.25	344.63	374.51	405.87	441.72	479.00	518.73	560.87	605.40	652.29	701.49	752.96	806.63	862.41	923.23	1000.00	0.00	
97	165.25	180.81	197.15	214.06	231.32	249.76	268.81	289.25	312.19	337.77	363.98	396.80	430.23	466.25	504.83	546.00	589.68	635.86	684.50	735.55	788.95	844.63	907.92	1000.00	0.00	0.00	
98	180.81	197.15	214.06	231.52	249.76	268.81	288.52	309.25	332.74	359.00	388.02	419.78	454.28	491.50	531.41	574.00	619.23	667.07	717.48	770.39	825.75	892.08	1000.00	0.00	0.00	0.00	
99	196.83	213.90	231.17	249.61	268.46	288.31	308.54	329.68	353.72	380.66	410.49	443.20	478.77	517.20	558.44	602.48	649.30	698.84	751.05	805.87	863.21	1000.00	0.00	0.00	0.00	0.00	

38

EXHIBIT I-7

2001 Valuation Basic Table -- Female -- Smoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
0																	0.34	0.38	0.42	0.46	0.49	0.52	0.55	0.57	0.61	0.66	25
1																0.34	0.38	0.42	0.45	0.49	0.52	0.55	0.57	0.60	0.64	0.70	26
2															0.32	0.37	0.41	0.45	0.47	0.52	0.55	0.57	0.60	0.64	0.69	0.75	27
3														0.32	0.36	0.39	0.43	0.47	0.51	0.54	0.57	0.60	0.64	0.69	0.74	0.80	28
4													0.32	0.35	0.39	0.43	0.46	0.51	0.54	0.57	0.60	0.64	0.69	0.74	0.80	0.84	29
5												0.31	0.35	0.38	0.42	0.46	0.49	0.54	0.57	0.60	0.64	0.69	0.74	0.79	0.83	0.90	30
6											0.31	0.34	0.38	0.41	0.45	0.49	0.52	0.57	0.60	0.64	0.69	0.74	0.79	0.83	0.88	0.97	31
7										0.31	0.34	0.37	0.41	0.44	0.48	0.52	0.56	0.60	0.64	0.69	0.74	0.79	0.83	0.88	0.95	1.04	32
8									0.30	0.33	0.37	0.40	0.44	0.47	0.51	0.56	0.60	0.64	0.68	0.74	0.79	0.83	0.88	0.95	1.03	1.12	33
9								0.30	0.32	0.36	0.39	0.42	0.47	0.50	0.54	0.59	0.63	0.68	0.73	0.79	0.83	0.88	0.95	1.03	1.12	1.23	34
10							0.28	0.32	0.35	0.39	0.41	0.45	0.50	0.53	0.58	0.63	0.67	0.72	0.79	0.83	0.88	0.95	1.02	1.12	1.22	1.35	35
11						0.27	0.31	0.34	0.37	0.41	0.44	0.48	0.53	0.57	0.62	0.67	0.71	0.77	0.83	0.88	0.95	1.02	1.10	1.21	1.33	1.46	36
12					0.27	0.30	0.33	0.36	0.39	0.43	0.47	0.51	0.56	0.61	0.66	0.71	0.77	0.82	0.88	0.95	1.02	1.10	1.21	1.33	1.44	1.56	37
13				0.27	0.29	0.32	0.35	0.38	0.41	0.45	0.50	0.55	0.60	0.65	0.70	0.77	0.82	0.88	0.95	1.02	1.10	1.21	1.33	1.43	1.54	1.65	38
14			0.27	0.29	0.31	0.34	0.37	0.39	0.44	0.47	0.53	0.58	0.64	0.69	0.75	0.82	0.88	0.95	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.75	39
15		0.27	0.29	0.31	0.33	0.36	0.38	0.41	0.45	0.50	0.56	0.62	0.68	0.74	0.81	0.88	0.95	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.74	1.86	40
16	0.27	0.29	0.31	0.32	0.34	0.37	0.40	0.44	0.49	0.54	0.59	0.66	0.73	0.80	0.88	0.95	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.74	1.85	1.99	41
17	0.29	0.30	0.32	0.33	0.36	0.38	0.43	0.48	0.53	0.58	0.64	0.72	0.79	0.87	0.95	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.74	1.85	1.99	2.15	42
18	0.29	0.31	0.32	0.35	0.37	0.40	0.45	0.51	0.57	0.62	0.70	0.78	0.85	0.94	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.74	1.85	1.99	2.15	2.34	43
19	0.29	0.31	0.33	0.36	0.39	0.44	0.49	0.54	0.61	0.67	0.76	0.85	0.94	1.02	1.10	1.21	1.32	1.42	1.52	1.63	1.74	1.85	1.99	2.15	2.34	2.57	44
20	0.27	0.30	0.33	0.36	0.41	0.47	0.53	0.58	0.65	0.73	0.82	0.92	1.01	1.10	1.20	1.31	1.41	1.52	1.62	1.74	1.85	1.99	2.15	2.34	2.57	2.82	45
21	0.26	0.29	0.33	0.38	0.43	0.49	0.56	0.63	0.72	0.80	0.89	0.99	1.08	1.19	1.29	1.40	1.50	1.62	1.73	1.85	1.99	2.15	2.34	2.57	2.82	3.13	46
22	0.24	0.28	0.34	0.39	0.46	0.52	0.60	0.68	0.77	0.87	0.96	1.07	1.16	1.27	1.37	1.48	1.59	1.72	1.84	1.99	2.15	2.34	2.57	2.82	3.13	3.52	47
23	0.23	0.28	0.34	0.41	0.48	0.55	0.64	0.73	0.83	0.93	1.03	1.13	1.24	1.34	1.44	1.57	1.68	1.82	1.98	2.15	2.34	2.57	2.82	3.13	3.52	3.98	48
24	0.22	0.29	0.35	0.43	0.51	0.59	0.69	0.78	0.89	0.99	1.10	1.19	1.30	1.41	1.52	1.66	1.79	1.95	2.14	2.34	2.57	2.82	3.13	3.52	3.98	4.50	49
25	0.21	0.29	0.37	0.45	0.54	0.63	0.74	0.83	0.94	1.05	1.16	1.25	1.37	1.49	1.61	1.75	1.93	2.11	2.34	2.37	2.82	3.13	3.52	3.98	4.50	5.06	50
26	0.22	0.30	0.39	0.47	0.57	0.67	0.77	0.87	0.98	1.10	1.21	1.31	1.44	1.58	1.72	1.89	2.09	2.31	2.57	2.82	3.13	3.52	3.98	4.50	5.06	5.68	51
27	0.24	0.32	0.41	0.50	0.60	0.70	0.80	0.91	1.03	1.14	1.26	1.39	1.53	1.68	1.85	2.06	2.28	2.54	2.82	3.13	3.52	3.98	4.50	5.06	5.68	6.34	52
28	0.26	0.35	0.43	0.53	0.63	0.73	0.83	0.95	1.07	1.19	1.32	1.47	1.63	1.80	2.01	2.25	2.52	2.81	3.13	3.52	3.98	4.50	5.06	5.68	6.34	7.06	53
29	0.29	0.38	0.46	0.56	0.66	0.76	0.87	0.99	1.11	1.25	1.39	1.56	1.74	1.93	2.20	2.47	2.81	3.13	3.52	3.98	4.50	5.06	5.68	6.34	7.06	7.82	54
30	0.32	0.40	0.49	0.59	0.69	0.80	0.91	1.03	1.18	1.32	1.48	1.67	1.90	2.15	2.44	2.76	3.13	3.52	3.98	4.50	5.06	5.68	6.34	7.06	7.82	8.64	55
31	0.35	0.43	0.52	0.62	0.71	0.84	0.96	1.09	1.24	1.42	1.61	1.83	2.09	2.38	2.72	3.09	3.52	3.98	4.50	5.06	5.68	6.34	7.06	7.82	8.64	9.50	56
32	0.37	0.45	0.54	0.65	0.76	0.89	1.02	1.17	1.34	1.55	1.78	2.04	2.33	2.66	3.05	3.48	3.96	4.50	5.06	5.68	6.34	7.06	7.82	8.64	9.50	10.38	57
33	0.38	0.46	0.56	0.68	0.81	0.95	1.10	1.28	1.48	1.72	1.98	2.28	2.63	3.00	3.43	3.92	4.45	5.06	5.68	6.34	7.06	7.82	8.64	9.50	10.38	11.29	58
34	0.38	0.48	0.59	0.72	0.86	1.02	1.20	1.42	1.65	1.92	2.22	2.57	2.96	3.38	3.86	4.41	5.01	5.68	6.34	7.06	7.82	8.64	9.50	10.38	11.29	12.26	59
35	0.38	0.50	0.62	0.77	0.93	1.12	1.34	1.58	1.85	2.16	2.50	2.88	3.32	3.79	4.32	4.93	5.59	6.34	7.06	7.82	8.64	9.50	10.38	11.29	12.26	13.27	60
36	0.40	0.52	0.66	0.83	1.01	1.23	1.48	1.76	2.06	2.42	2.80	3.22	3.70	4.22	4.80	5.45	6.16	7.00	7.79	8.64	9.50	10.38	11.29	12.26	13.27	14.36	61
37	0.42	0.56	0.71	0.90	1.12	1.37	1.65	1.96	2.31	2.70	3.12	3.59	4.11	4.68	5.31	6.01	6.77	7.69	8.52	9.47	10.38	11.29	12.26	13.27	14.36	15.51	62
38	0.46	0.61	0.78	1.00	1.25	1.52	1.84	2.19	2.58	3.01	3.48	3.99	4.56	5.18	5.85	6.62	7.43	8.32	9.28	10.31	11.26	12.26	13.27	14.36	15.51	16.69	63
39	0.51	0.68	0.88	1.13	1.40	1.71	2.06	2.45	2.87	3.35	3.86	4.43	5.04	5.73	6.45	7.26	8.11	9.07	10.08	11.17	12.19	13.27	14.34	15.51	16.69	17.95	64
40	0.58	0.77	1.01	1.28	1.57	1.92	2.30	2.73	3.21	3.73	4.28	4.90	5.58	6.31	7.10	7.96	8.89	9.89	10.95	12.09	13.17	14.32	15.50	16.69	17.95	19.32	65
41	0.66	0.89	1.16	1.46	1.79	2.17	2.59	3.05	3.57	4.14	4.75	5.43	6.15	6.94	7.80	8.72	9.70	10.75	11.88	13.06	14.24	15.46	16.69	17.95	19.32	20.81	66
42	0.76	1.03	1.33	1.67	2.05	2.46	2.92	3.43	3.99	4.60	5.26	5.99	6.77	7.62	8.55	9.53	10.57	11.69	12.87	14.10	15.36	16.64	17.93	19.30	20.80	22.47	67
43	0.88	1.18	1.53	1.92	2.34	2.79	3.29	3.85	4.45	5.11	5.83	6.60	7.45	8.36	9.35	10.40	11.51	12.60	13.93	15.22	16.54	17.85	19.24	20.76	22.42	24.28	68
44	1.02	1.37	1.76	2.20	2.66	3.17	3.71	4.31	4.97	5.67	6.43	7.27	8.18	9.16	10.20	11.32	12.50	13.75	15.05	16.60	17.74	19.14	20.68	22.35	24.19	26.28	69
45	1.16	1.57	2.01	2.48	3.00	3.56	4.16	4.85	5.51	6.27	7.08	7.98	8.94	9.59	11.10	12.28	13.54	14.87	16.26	17.61	19.02	20.56	22.25	24.09	26.16	28.54	70
46	1.31	1.77	2.26	2.78	3.36	3.97	4.62	5.31	6.07	6.89	7.76	8.71	9.73	10.84	12.03	13.28	14.62	16.04	17.54	18.88	20.43	22.12	23.96	26.03	28.38	31.08	71
47	1.49	1.99	2.53	3.11	3.71	4.38	5.08	5.83	6.65	7.52	8.46	9.47	10.56	11.74	13.01	14.35	15.78	17.27	18.81	20.26	21.96	23.81	25.88	28.23	30.87	33.86	72
48	1.62	2.17	2.80	3.43	4.08	4.79	5.54	6.35	7.22	8.16	9.17	10.25	11.42	12.68	14.04	15.48	16.98	18.51	20.16	21.76	23.60	25.60	28.04	30.69	33.58	36.87	73
49	1.70	2.36	3.07	3.73	4.43	5.18	5.98	6.85	7.78	8.80	9.87	11.05	12.31	13.67	15.14	16.67	18.31	20.06	21.70	23.36	25.42	27.78	30.40	33.29	36.44	40.01	74

39

EXHIBIT I-8
2001 VBT SMOKER/NON-SMOKER DISTINCT SELECT & ULTIMATE (MALE & FEMALE) ALB RATE SCALE

2001 Valuation Basic Table -- Female -- Smoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
50	1.81	2.67	3.37	4.04	4.78	5.56	6.42	7.35	8.35	9.44	10.60	11.87	13.23	14.70	16.29	17.95	19.73	21.63	23.22	25.35	27.50	30.10	32.93	36.05	39.43	43.30	75
51	1.92	3.02	3.69	4.37	5.13	5.95	6.85	7.84	8.92	10.09	11.35	12.72	14.20	15.80	17.52	19.34	21.29	23.07	24.90	27.23	29.80	32.59	35.66	39.03	42.69	46.86	76
52	2.05	3.33	4.03	4.70	5.47	6.33	7.28	8.33	9.49	10.77	12.13	13.62	15.24	16.98	18.87	20.85	22.77	24.64	26.95	29.51	32.30	35.29	38.50	42.22	46.18	50.68	77
53	2.20	3.61	4.38	5.05	5.83	6.73	7.74	8.85	10.09	11.47	12.96	14.60	16.37	18.29	20.37	22.42	24.39	26.66	29.22	32.00	35.01	38.19	41.77	45.66	49.94	54.83	78
54	2.33	3.92	4.76	5.43	6.24	7.16	8.24	9.42	10.75	12.25	13.89	15.69	17.64	19.76	22.06	24.13	26.42	28.93	31.71	34.74	37.94	41.32	45.18	49.38	53.99	59.23	79
55	2.51	4.19	5.12	5.80	6.54	7.40	8.73	10.00	11.45	13.07	14.98	16.84	18.99	21.34	23.89	25.15	28.66	31.43	34.46	37.71	41.13	44.75	48.89	53.42	58.37	64.80	80
56	2.67	4.41	5.46	6.16	7.03	8.05	9.25	10.62	12.18	13.93	15.88	18.05	20.44	23.05	25.89	28.39	31.16	34.20	37.47	40.95	44.63	48.52	52.96	57.82	[illegible]	71.67	81
57	2.73	4.65	5.81	6.55	7.49	8.58	9.87	11.36	13.04	14.95	17.06	19.44	22.08	24.98	28.11	30.87	33.92	37.23	40.78	44.55	48.50	52.81	57.35	62.55	68.20	78.72	82
58	2.83	4.87	6.17	6.98	7.97	9.18	10.57	12.20	14.03	16.13	18.43	21.05	23.94	27.11	30.60	33.64	36.98	40.59	44.45	48.39	52.62	57.21	62.09	67.64	73.69	85.90	83
59	2.95	5.06	6.53	7.40	8.48	9.81	11.34	13.13	15.15	17.45	20.03	22.88	26.06	29.54	33.38	36.75	40.41	44.35	48.27	52.44	57.02	61.92	67.11	72.97	79.35	93.35	84
60	3.08	5.24	6.85	7.79	8.99	10.45	12.16	14.13	16.39	18.95	21.80	24.95	28.45	32.30	36.52	40.24	44.25	48.15	52.26	56.83	61.71	66.89	72.58	78.51	85.76	100.14	85
61	3.15	5.42	7.16	8.17	9.48	11.09	12.99	15.19	17.73	20.99	23.75	27.26	31.14	35.41	40.06	44.15	48.04	52.09	56.64	61.50	66.54	72.38	78.32	85.08	92.33	108.02	86
62	3.39	5.60	7.43	8.51	9.92	11.71	13.82	16.30	19.14	22.35	25.91	29.83	34.17	38.90	44.04	47.93	51.92	56.47	61.31	66.44	72.18	78.10	84.72	91.75	98.49	117.01	87
63	3.72	6.41	7.69	8.82	10.35	12.31	14.67	17.45	20.65	24.27	28.26	32.67	37.51	42.78	47.81	51.74	56.26	61.13	66.23	71.99	77.68	84.30	91.23	97.84	105.14	127.78	88
64	4.10	7.27	7.96	9.13	10.79	12.94	15.57	18.68	22.27	26.36	30.83	35.78	41.18	47.05	51.57	56.09	60.92	66.01	71.79	77.70	83.88	90.64	97.24	104.71	112.33	136.67	89
65	4.38	7.59	8.24	9.46	11.25	13.60	16.49	19.94	23.93	28.47	33.45	38.94	44.91	51.39	55.90	60.74	65.78	71.50	77.48	83.50	90.09	96.56	104.12	111.99	119.98	141.26	90
66	4.46	7.95	8.57	9.85	11.77	14.33	17.50	21.28	25.65	30.61	38.10	42.11	48.65	55.72	60.53	65.58	71.40	77.26	83.11	89.50	95.96	103.38	111.43	119.37	127.80	144.73	91
67	4.72	8.33	8.96	10.33	12.42	15.21	18.68	22.82	27.59	32.98	38.98	45.55	52.70	60.35	65.38	70.90	77.64	82.70	88.98	95.31	102.68	110.66	118.66	127.08	136.19	153.25	92
68	5.23	8.74	9.44	10.94	13.23	16.29	20.08	24.58	29.77	35.62	42.14	49.26	57.02	65.16	70.35	76.20	82.10	88.40	94.70	101.89	109.85	117.82	126.26	135.52	[illegible]	165.64	93
69	5.76	9.19	10.00	11.68	14.23	17.58	21.72	26.61	32.23	38.53	45.58	53.27	61.59	69.74	75.20	81.09	87.39	94.07	100.99	108.86	117.02	125.64	134.78	144.59	154.43	183.31	94
70	6.38	9.69	10.87	12.58	15.43	19.12	23.64	28.94	34.99	41.73	49.30	57.58	66.46	74.14	79.93	[illegible]	92.89	99.98	107.52	115.71	124.72	134.34	144.03	153.95	165.37	204.35	95
71	8.31	10.24	11.46	13.67	16.85	20.92	25.85	31.58	38.04	45.20	53.32	62.12	71.56	78.71	83.57	91.50	98.61	106.17	114.26	122.82	132.77	143.48	153.54	164.64	178.40	224.30	96
72	10.19	10.87	12.39	14.95	18.51	22.99	28.34	34.49	41.38	48.95	57.59	66.91	76.84	82.75	85.97	97.01	104.54	112.57	121.13	130.18	141.20	153.07	163.99	176.88	193.51	235.30	97
73	10.79	11.62	13.50	16.46	20.43	25.35	31.13	37.70	45.00	52.93	62.07	71.90	81.89	85.42	92.33	102.70	110.65	119.12	128.11	137.82	150.04	163.26	175.36	191.46	209.99	238.53	98
74	11.43	12.57	14.86	18.25	22.65	28.01	34.20	41.19	48.85	57.12	66.73	77.04	84.89	90.92	98.55	109.10	117.67	126.79	136.50	147.69	159.21	173.92	189.58	207.40	226.40	249.88	99
75	12.28	13.85	16.62	20.90	[illegible]	31.28	37.99	45.48	53.64	62.42	72.60	82.15	89.59	97.31	105.18	116.70	126.11	136.01	147.29	159.75	171.00	187.05	204.60	223.79	244.76	257.71	100
76	13.52	15.58	18.87	23.12	28.82	35.29	42.64	50.77	59.60	69.05	79.97	88.22	96.15	104.48	115.77	125.38	135.51	146.88	158.46	170.60	186.25	203.53	222.50	243.12	265.51	289.69	101
77	15.22	17.79	21.62	26.64	32.76	39.85	47.82	56.61	66.11	76.26	86.93	94.98	103.78	114.79	124.70	135.01	146.41	158.15	170.36	185.63	202.84	221.54	241.95	264.10	287.99	313.43	102
78	16.48	20.58	24.98	30.53	37.25	44.97	53.57	63.04	73.22	84.07	93.86	103.12	113.87	123.97	134.52	146.01	157.70	170.12	185.19	201.97	220.90	241.13	263.06	[illegible]	312.18	338.86	103
79	17.21	24.04	28.96	35.08	42.36	50.72	59.94	70.05	80.91	92.44	102.44	112.94	123.35	133.07	145.60	157.40	169.72	184.67	201.21	219.64	240.54	262.29	286.00	311.35	338.29	368.02	104
80	18.67	28.26	33.87	40.33	48.16	57.12	65.94	77.69	89.22	101.45	112.01	122.67	133.53	145.07	157.03	169.46	184.06	200.34	218.38	238.70	261.90	285.42	310.88	[illegible]	368.02	401.34	105
81	20.93	33.30	39.17	46.32	54.70	64.17	74.60	85.99	98.14	111.07	121.96	133.03	144.66	156.65	169.07	183.62	200.39	217.12	235.86	259.39	285.02	310.58	337.91	368.02	401.34	435.42	106
82	23.36	38.55	45.48	53.09	61.95	71.97	82.92	94.89	107.68	121.29	132.50	144.26	156.35	168.84	183.00	198.62	215.85	235.45	257.44	282.33	310.10	337.72	368.02	401.34	435.42	470.02	107
83	26.56	44.62	52.66	60.65	69.95	80.46	91.90	104.40	117.81	132.08	143.76	155.90	168.60	182.36	197.75	215.08	234.69	256.75	281.16	308.20	337.53	368.02	401.34	435.42	470.02	505.20	108
84	31.54	52.22	60.01	69.01	78.70	89.63	101.55	114.53	128.52	143.36	155.57	169.21	182.04	197.08	214.52	234.44	256.75	281.16	307.86	336.77	368.02	401.34	435.42	470.02	505.20	541.49	109
85	40.08	59.35	68.08	76.18	88.17	100.23	111.84	125.25	139.81	155.25	167.90	181.46	196.67	214.06	234.44	256.75	281.16	307.86	336.77	368.02	401.34	435.42	470.02	505.20	541.49	577.84	110
86	47.92	67.13	77.63	87.98	99.42	111.48	122.70	136.57	151.57	167.67	180.97	193.31	212.50	233.99	256.75	281.16	307.86	336.77	368.02	401.16	435.25	470.02	505.20	541.49	577.84	612.95	111
87	56.71	77.12	87.72	99.20	111.19	122.42	134.10	148.36	163.84	180.30	194.58	209.72	228.85	253.29	278.74	305.55	334.16	364.83	397.95	431.89	467.13	503.30	540.52	577.84	612.95	646.51	112
88	71.06	87.55	98.96	110.87	122.17	133.80	146.12	160.74	176.61	193.79	208.60	224.76	245.88	271.58	298.68	327.29	357.38	389.47	423.18	458.50	495.41	533.90	573.95	612.95	646.51	681.04	113
89	85.65	98.71	110.55	121.85	133.72	145.94	158.66	173.62	189.82	207.43	223.09	240.37	266.19	290.50	318.53	348.31	380.17	413.73	449.00	485.96	524.58	564.84	606.74	645.51	681.04	723.72	114
90	98.47	110.20	121.61	133.43	145.72	158.43	172.29	186.81	203.38	221.46	238.04	259.22	280.76	309.68	338.98	370.44	403.72	438.78	475.64	514.25	554.82	596.70	640.49	683.94	723.72	764.43	115
91	109.88	121.36	133.27	145.53	158.86	171.94	186.39	200.40	217.22	235.88	254.64	278.96	302.68	320.61	360.51	393.31	428.02	464.61	503.07	543.39	585.53	629.47	675.19	722.63	764.43	806.87	116
92	121.11	133.04	145.34	157.96	171.57	185.82	199.90	214.36	231.40	250.51	271.66	294.51	320.47	350.61	382.77	425.93	453.09	491.23	531.32	573.36	617.31	663.19	710.82	760.29	806.87	851.80	117
93	132.82	145.16	157.68	171.19	185.41	199.40	213.70	228.56	245.88	265.32	288.90	311.85	341.02	372.32	405.75	441.28	478.91	518.62	560.37	604.17	649.96	697.71	747.37	798.89	851.80	893.87	118
94	144.91	157.48	170.82	185.00	198.94	213.16	227.79	242.94	260.65	280.35	304.05	332.04	362.27	394.74	429.45	465.36	505.48	546.78	590.22	635.79	683.45	733.14	784.83	838.44	893.87	937.76	119
95	157.20	170.30	184.51	198.49	212.67	227.15	242.08	257.55	275.54	297.43	323.99	352.93	384.22	417.87	453.86	492.18	532.80	575.71	620.88	668.24	717.79	769.46	823.19	878.89	937.76	1000.00	120
96	169.63	183.00	197.95	212.08	226.41	241.40	255.70	272.38	292.37	317.25	344.63	374.51	406.87	441.71	479.00	518.73	560.87	605.40	652.19	701.48	752.96	806.63	862.41	923.23	1000.00	0.00	
97	182.35	195.78	211.40	225.67	240.57	256.87	271.48	289.25	312.19	337.77	365.98	395.80	430.23	466.25	504.85	546.00	589.68	635.86	684.50	735.55	788.95	844.53	907.92	1000.00	0.00	0.00	
98	195.24	210.02	225.02	239.75	255.32	271.18	288.52	309.25	332.74	359.00	388.02	419.79	454.28	491.50	531.41	574.00	619.23	667.07	717.48	770.39	825.75	892.08	1000.00	0.00	0.00	0.00	
99	208.15	223.29	238.49	254.57	270.18	286.56	308.54	329.68	353.72	380.66	410.49	443.20	478.77	517.20	558.44	602.48	649.30	698.84	751.05	805.87	863.21	1000.00	0.00	0.00	0.00	0.00	

40

EXHIBIT I-5

2001 Valuation Basic Table -- Female -- Nonsmoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
0																	0.31	0.33	0.34	0.36	0.36	0.37	0.38	0.38	0.39	0.40	25
1																0.31	0.32	0.34	0.35	0.36	0.37	0.38	0.38	0.38	0.39	0.42	26
2															0.30	0.32	0.33	0.35	0.35	0.37	0.38	0.38	0.38	0.39	0.41	0.44	27
3														0.30	0.31	0.32	0.34	0.35	0.36	0.37	0.38	0.38	0.39	0.41	0.44	0.46	28
4													0.29	0.31	0.32	0.33	0.34	0.36	0.37	0.37	0.38	0.39	0.41	0.44	0.46	0.48	29
5												0.29	0.30	0.31	0.33	0.34	0.35	0.37	0.37	0.38	0.39	0.41	0.44	0.46	0.48	0.50	30
6											0.28	0.30	0.31	0.32	0.33	0.35	0.36	0.37	0.38	0.39	0.41	0.44	0.46	0.47	0.50	0.53	31
7										0.28	0.29	0.30	0.32	0.33	0.34	0.36	0.36	0.38	0.39	0.41	0.44	0.46	0.47	0.50	0.53	0.56	32
8									0.27	0.29	0.30	0.31	0.33	0.33	0.35	0.36	0.38	0.39	0.41	0.44	0.46	0.47	0.50	0.53	0.56	0.60	33
9								0.27	0.28	0.29	0.31	0.32	0.33	0.34	0.35	0.37	0.39	0.41	0.43	0.46	0.47	0.50	0.52	0.56	0.60	0.66	34
10							0.26	0.28	0.28	0.30	0.31	0.32	0.34	0.35	0.37	0.38	0.40	0.43	0.46	0.47	0.49	0.53	0.55	0.60	0.65	0.71	35
11						0.25	0.27	0.28	0.29	0.30	0.31	0.33	0.35	0.36	0.38	0.40	0.42	0.45	0.47	0.49	0.52	0.55	0.59	0.65	0.70	0.76	36
12					0.25	0.26	0.27	0.28	0.29	0.30	0.32	0.34	0.35	0.37	0.39	0.42	0.45	0.47	0.49	0.52	0.55	0.59	0.65	0.70	0.75	0.81	37
13				0.25	0.26	0.25	0.27	0.28	0.29	0.31	0.33	0.34	0.37	0.39	0.41	0.45	0.47	0.49	0.52	0.55	0.59	0.65	0.70	0.75	0.80	0.85	38
14			0.25	0.26	0.26	0.26	0.28	0.28	0.30	0.31	0.33	0.36	0.38	0.41	0.44	0.47	0.49	0.52	0.55	0.59	0.65	0.70	0.74	0.79	0.84	0.89	39
15		0.25	0.26	0.26	0.26	0.27	0.28	0.28	0.30	0.31	0.34	0.37	0.40	0.43	0.46	0.49	0.52	0.55	0.59	0.63	0.70	0.74	0.79	0.84	0.89	0.94	40
16	0.25	0.26	0.26	0.25	0.26	0.27	0.28	0.29	0.31	0.33	0.36	0.39	0.42	0.46	0.49	0.52	0.55	0.59	0.65	0.70	0.74	0.79	0.84	0.89	0.94	1.00	41
17	0.26	0.25	0.25	0.25	0.26	0.27	0.28	0.30	0.32	0.35	0.38	0.41	0.45	0.49	0.52	0.55	0.59	0.65	0.70	0.74	0.79	0.84	0.89	0.94	1.00	1.08	42
18	0.24	0.24	0.24	0.25	0.26	0.27	0.29	0.31	0.34	0.37	0.41	0.44	0.48	0.52	0.55	0.59	0.65	0.70	0.74	0.79	0.84	0.89	0.94	1.00	1.08	1.16	43
19	0.22	0.23	0.24	0.25	0.26	0.27	0.30	0.33	0.36	0.39	0.43	0.48	0.52	0.55	0.59	0.65	0.70	0.74	0.79	0.84	0.89	0.94	1.00	1.08	1.16	1.27	44
20	0.20	0.21	0.23	0.24	0.25	0.28	0.32	0.34	0.38	0.42	0.46	0.51	0.55	0.59	0.64	0.70	0.74	0.79	0.83	0.89	0.94	1.00	1.08	1.16	1.27	1.40	45
21	0.18	0.20	0.22	0.24	0.26	0.30	0.33	0.36	0.41	0.45	0.49	0.54	0.58	0.63	0.68	0.73	0.78	0.83	0.88	0.94	1.00	1.08	1.16	1.27	1.40	1.55	46
22	0.16	0.19	0.22	0.24	0.27	0.31	0.35	0.39	0.43	0.48	0.52	0.57	0.62	0.67	0.71	0.77	0.82	0.88	0.94	1.00	1.08	1.16	1.27	1.40	1.55	1.73	47
23	0.15	0.18	0.21	0.24	0.28	0.32	0.37	0.41	0.46	0.50	0.55	0.60	0.65	0.70	0.75	0.81	0.86	0.92	1.00	1.08	1.16	1.27	1.40	1.55	1.73	1.93	48
24	0.14	0.18	0.21	0.25	0.29	0.34	0.39	0.43	0.49	0.53	0.58	0.63	0.68	0.73	0.78	0.85	0.91	0.98	1.07	1.16	1.27	1.40	1.55	1.73	1.93	2.16	49
25	0.13	0.18	0.21	0.26	0.30	0.36	0.41	0.45	0.51	0.56	0.61	0.65	0.71	0.76	0.82	0.89	0.97	1.05	1.16	1.27	1.40	1.55	1.73	1.93	2.16	2.42	50
26	0.13	0.18	0.22	0.27	0.32	0.37	0.42	0.47	0.53	0.58	0.63	0.68	0.74	0.80	0.87	0.95	1.04	1.14	1.26	1.40	1.55	1.73	1.93	2.16	2.42	2.72	51
27	0.14	0.18	0.23	0.28	0.33	0.38	0.44	0.49	0.54	0.59	0.65	0.71	0.78	0.85	0.93	1.03	1.12	1.25	1.39	1.54	1.73	1.93	2.16	2.42	2.72	3.05	52
28	0.15	0.20	0.25	0.29	0.34	0.40	0.45	0.51	0.56	0.61	0.68	0.74	0.82	0.90	1.00	1.11	1.23	1.38	1.53	1.71	1.93	2.16	2.42	2.72	3.05	3.40	53
29	0.16	0.21	0.26	0.31	0.35	0.41	0.46	0.52	0.57	0.64	0.71	0.78	0.87	0.97	1.08	1.21	1.36	1.52	1.70	1.91	2.16	2.42	2.71	3.04	3.40	3.77	54
30	0.18	0.23	0.27	0.32	0.37	0.42	0.48	0.53	0.59	0.67	0.75	0.84	0.94	1.06	1.19	1.34	1.50	1.69	1.90	2.14	2.41	2.71	3.03	3.39	3.77	4.18	55
31	0.19	0.24	0.28	0.33	0.38	0.44	0.50	0.56	0.63	0.71	0.80	0.91	1.03	1.16	1.32	1.48	1.67	1.89	2.12	2.38	2.69	3.02	3.38	3.76	4.18	4.64	56
32	0.20	0.24	0.29	0.34	0.40	0.46	0.53	0.59	0.67	0.77	0.88	1.00	1.14	1.29	1.46	1.65	1.87	2.10	2.36	2.65	2.99	3.35	3.75	4.16	4.63	5.13	57
33	0.21	0.25	0.30	0.36	0.42	0.49	0.56	0.65	0.73	0.85	0.97	1.11	1.27	1.43	1.63	1.85	2.08	2.34	2.63	2.95	3.32	3.70	4.14	4.60	5.10	5.64	58
34	0.21	0.25	0.30	0.37	0.44	0.52	0.61	0.71	0.81	0.94	1.08	1.24	1.41	1.60	1.82	2.06	2.32	2.61	2.92	3.27	3.67	4.09	4.55	5.05	5.58	6.15	59
35	0.21	0.26	0.32	0.39	0.47	0.56	0.67	0.78	0.91	1.05	1.20	1.38	1.58	1.79	2.03	2.29	2.59	2.90	3.25	3.62	4.05	4.51	5.00	5.53	6.09	6.69	60
36	0.21	0.27	0.33	0.42	0.51	0.62	0.73	0.86	1.01	1.17	1.34	1.54	1.76	2.00	2.27	2.55	2.88	3.22	3.60	4.01	4.46	4.96	5.48	6.04	6.64	7.27	61
37	0.21	0.28	0.35	0.45	0.55	0.67	0.81	0.95	1.12	1.30	1.50	1.72	1.96	2.22	2.52	2.84	3.19	3.57	3.98	4.42	4.91	5.44	6.00	6.59	7.23	7.89	62
38	0.22	0.30	0.38	0.49	0.61	0.74	0.89	1.06	1.25	1.44	1.66	1.91	2.18	2.47	2.79	3.14	3.53	3.94	4.39	4.87	5.40	5.96	6.55	7.18	7.85	8.55	63
39	0.24	0.33	0.42	0.54	0.67	0.82	0.99	1.18	1.37	1.60	1.84	2.11	2.41	2.74	3.08	3.47	3.90	4.35	4.83	5.35	5.92	6.52	7.15	7.82	8.53	9.28	64
40	0.27	0.37	0.48	0.60	0.75	0.91	1.09	1.30	1.52	1.77	2.04	2.34	2.67	3.03	3.41	3.84	4.33	4.79	5.31	5.88	6.49	7.13	7.81	8.51	9.26	10.08	65
41	0.30	0.41	0.54	0.68	0.84	1.02	1.22	1.44	1.68	1.96	2.25	2.59	2.94	3.34	3.76	4.23	4.73	5.26	5.84	6.45	7.11	7.79	8.51	9.25	10.06	10.98	66
42	0.34	0.47	0.61	0.76	0.95	1.14	1.36	1.60	1.87	2.16	2.49	2.85	3.24	3.66	4.15	4.65	5.20	5.78	6.41	7.07	7.77	8.50	9.25	10.05	10.94	11.93	67
43	0.39	0.53	0.69	0.87	1.07	1.28	1.52	1.78	2.07	2.39	2.75	3.14	3.57	4.05	4.56	5.11	5.71	6.35	7.03	7.75	8.49	9.24	10.04	10.93	11.90	13.01	68
44	0.44	0.60	0.76	0.98	1.20	1.44	1.69	1.98	2.30	2.64	3.03	3.45	3.93	4.44	5.00	5.60	6.26	6.95	7.70	8.48	9.24	10.04	10.91	11.90	12.97	14.21	69
45	0.50	0.68	0.88	1.10	1.34	1.60	1.89	2.20	2.54	2.92	3.33	3.80	4.30	4.85	5.47	6.13	6.84	7.60	8.42	9.24	10.04	10.91	11.88	12.96	14.16	15.56	70
46	0.56	0.76	0.98	1.22	1.49	1.77	2.09	2.42	2.79	3.20	3.65	4.16	4.70	5.30	5.97	6.68	7.45	8.28	9.19	10.03	10.91	11.88	12.96	14.14	15.51	17.09	71
47	0.62	0.84	1.09	1.35	1.64	1.94	2.28	2.65	3.05	3.50	3.99	4.53	5.12	5.77	6.49	7.26	8.10	9.02	10.01	10.91	11.87	12.95	14.14	15.50	17.03	18.78	72
48	0.67	0.91	1.19	1.48	1.78	2.11	2.48	2.88	3.31	3.79	4.33	4.91	5.56	6.27	7.06	7.90	8.81	9.82	10.89	11.87	12.94	14.13	15.50	17.03	18.71	20.63	73
49	0.70	0.98	1.30	1.59	1.92	2.27	2.67	3.09	3.56	4.09	4.67	5.31	6.01	6.79	7.63	8.58	9.59	10.70	11.86	12.94	14.13	15.50	17.03	18.71	20.57	22.66	74

37

EXHIBIT I-4

2001 Valuation Basic Table -- Male -- Smoker -- 1000qx (Age Last Birthday)

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att Age
50	2.13	2.87	3.62	4.40	5.22	6.22	7.48	8.85	10.18	11.71	13.58	15.94	18.32	20.54	22.31	23.67	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.13	75
51	2.37	3.24	4.09	4.91	5.73	6.72	7.95	9.37	10.88	12.70	15.01	17.86	20.42	22.30	23.67	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	76
52	2.56	3.58	4.55	5.43	6.28	7.27	8.56	10.14	11.87	14.10	16.83	19.92	22.08	23.66	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	77
53	2.67	3.89	5.00	5.97	6.85	7.92	9.40	11.26	13.23	15.85	18.80	21.56	23.49	25.25	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	78
54	2.78	4.22	5.47	6.48	7.43	8.69	10.47	12.62	14.83	17.65	20.30	22.88	25.24	27.24	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	79
55	2.91	4.53	5.89	6.97	8.08	9.64	11.75	14.17	16.53	19.07	21.58	24.56	27.14	29.55	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	80
56	3.01	4.78	6.27	7.54	8.89	10.78	13.19	15.81	18.23	20.69	23.62	26.89	29.55	32.16	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	81
57	3.18	5.04	6.69	8.22	9.91	12.10	14.70	17.37	19.75	22.66	25.97	29.54	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	82
58	3.44	5.36	7.20	9.03	11.08	13.54	16.22	18.81	21.11	24.38	28.12	32.38	35.75	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	83
59	3.79	5.76	7.80	9.95	12.34	14.99	17.70	20.20	22.41	26.09	30.40	35.47	39.40	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	84
60	4.22	6.25	8.46	10.90	13.61	16.43	19.13	21.55	23.71	27.94	32.83	38.33	43.09	46.75	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	85
61	4.73	5.81	9.19	11.89	14.87	17.88	20.80	22.98	25.19	30.00	35.26	40.92	46.57	50.67	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	147.57	86
62	5.16	7.46	10.10	13.07	16.27	19.44	22.28	24.77	27.18	32.42	37.80	43.65	49.89	55.08	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	147.57	160.93	87
63	5.44	8.18	11.20	14.46	17.87	21.22	24.26	27.03	29.76	35.28	40.91	46.98	53.68	60.03	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	147.57	160.93	174.83	88
64	5.62	8.90	12.37	15.98	19.66	23.22	26.52	29.64	32.73	38.55	44.51	51.09	58.47	65.70	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	147.57	160.93	174.83	189.06	89
65	5.70	9.77	13.64	17.55	21.57	25.31	28.77	32.11	35.55	41.71	48.17	55.44	63.73	72.23	79.41	87.25	95.57	104.08	113.11	123.34	134.97	147.57	160.93	174.83	189.06	202.67	90
66	5.87	10.87	15.04	19.16	23.65	27.46	30.95	34.40	38.10	44.65	51.75	59.88	69.23	79.30	87.25	95.57	104.08	113.11	123.34	133.96	146.15	160.55	174.80	189.06	202.67	215.46	91
67	6.47	12.10	16.58	20.92	25.65	29.82	33.65	37.35	41.13	48.22	56.17	65.33	75.58	86.99	95.57	104.08	113.11	123.34	133.62	145.02	159.12	173.71	188.71	202.67	215.46	228.50	92
68	7.32	13.45	18.29	22.82	26.95	32.50	36.36	40.29	44.19	51.95	60.85	70.85	82.04	94.24	104.08	113.11	123.34	133.29	144.50	157.36	172.00	187.07	201.66	215.46	228.50	241.90	93
69	8.17	14.94	20.16	24.89	27.65	35.36	39.02	42.96	48.57	57.16	66.95	77.92	89.96	102.75	113.11	123.34	132.96	142.09	156.93	169.80	185.08	199.81	214.80	228.50	241.90	256.17	94
70	9.50	16.62	22.20	26.43	29.96	37.90	41.11	46.08	53.89	63.20	73.96	85.81	98.50	112.34	123.34	132.63	140.71	153.72	169.13	182.55	197.45	213.62	228.50	241.90	256.17	270.38	95
71	12.51	18.48	24.47	28.86	33.87	39.82	43.77	49.57	56.18	65.91	77.10	89.35	102.72	117.58	132.30	139.35	151.14	166.37	181.37	194.38	212.16	228.50	241.90	256.17	270.38	283.63	96
72	15.15	21.49	27.57	32.60	37.11	41.45	45.94	52.35	56.89	66.72	78.13	90.74	104.85	120.62	138.00	150.58	165.00	179.14	192.76	210.30	228.50	241.90	256.17	270.38	283.63	297.49	97
73	17.57	24.64	30.72	35.82	39.98	43.66	49.27	55.22	58.85	70.85	83.98	94.16	109.27	125.97	144.18	163.55	177.02	192.22	209.27	228.50	241.90	256.17	270.38	283.63	297.49	311.99	98
74	20.65	26.40	32.99	39.10	43.00	47.82	53.78	58.11	66.21	81.22	92.47	103.72	120.11	138.01	157.31	174.92	190.61	208.84	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	99
75	22.34	28.32	35.49	42.47	46.92	52.72	57.52	65.14	79.61	91.64	102.71	119.43	137.46	155.12	173.63	189.01	208.48	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	100
76	22.52	30.49	38.39	45.03	51.77	57.22	54.77	78.04	90.93	102.23	117.18	135.54	153.22	170.42	187.43	208.12	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	101
77	23.05	32.23	41.35	50.67	56.83	64.31	77.17	90.24	101.87	115.39	130.11	149.47	167.28	185.87	207.77	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	102
78	24.12	34.13	44.86	56.36	63.73	76.22	89.35	101.52	114.37	126.79	143.77	164.20	184.32	207.41	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	103
79	25.38	36.76	49.39	61.05	73.14	88.87	101.16	113.37	125.19	139.95	160.27	181.14	207.06	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	104
80	26.84	40.35	55.17	71.18	88.10	100.80	112.37	123.94	138.06	155.68	178.56	204.72	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	105
81	28.82	45.02	62.48	81.03	100.45	111.39	122.71	137.22	153.35	175.48	204.37	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	106
82	31.84	51.12	71.41	91.51	110.42	121.49	136.37	151.87	173.93	204.03	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	107
83	36.55	58.86	81.94	105.30	120.29	135.54	150.40	172.41	203.69	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	108
84	43.24	68.22	93.57	119.09	134.71	148.95	170.92	203.35	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	109
85	51.80	79.18	106.60	133.88	147.52	169.44	203.02	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	110
86	61.95	91.90	121.33	146.10	167.98	202.68	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	111
87	73.74	106.83	138.52	166.54	201.35	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	112
88	88.06	124.78	165.13	202.01	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	113
89	105.51	157.87	201.68	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	114
90	143.04	200.04	228.50	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	115
91	189.52	226.86	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	116
92	221.97	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	117
93	241.90	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	118
94	256.17	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	119
95	270.38	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	120
96	283.63	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	
97	297.49	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	0.00	
98	311.99	327.16	343.01	359.58	376.91	395.01	415.41	439.27	464.47	491.10	519.22	548.91	580.25	613.33	648.21	685.01	723.78	764.63	807.62	852.81	900.28	949.93	1000.00	0.00	0.00	0.00	
99	325.88	342.72	359.28	376.60	394.70	413.61	438.77	463.96	490.57	518.68	549.33	579.71	612.78	647.67	684.48	723.28	764.16	807.19	852.45	900.01	949.89	1000.00	0.00	0.00	0.00	0.00	

36